as

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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STEPAN COMPANY
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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STEPAN COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on April 30, 2019

at 9:00 a.m. (CDT)

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Stepan Company (the “Company”) will be held at the Company’s Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, April 30, 2019, at 9:00 a.m. (CDT), for the following purposes:

1.	To elect two directors to the Board of Directors, each for a three-year term;
2.	To consider, on an advisory basis, a resolution on the compensation of the Company’s named executive officers (the “Say-on-Pay” vote);
3.	To approve an amendment to the Stepan Company 2011 Incentive Compensation Plan (the “Incentive Compensation Plan vote”);
4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019; and
5.	To transact such other business as may properly come before the meeting.

The Board of Directors has designated the close of business on March 8, 2019, as the record date for determining the holders of record of the Company’s Common Stock entitled to notice of and to vote at the meeting.

The Board of Directors extends a cordial invitation to all stockholders to attend the Annual Meeting. Whether or not you plan to attend the meeting, please mark, sign and mail the enclosed proxy card in the return envelope provided or vote by internet or phone as promptly as possible.

As a reminder, your broker may not vote your shares for non-routine matters such as the election of directors, the Say-on-Pay vote or the Incentive Compensation Plan vote without your specific instructions as to how to vote. Therefore, we urge you to provide your broker with voting instructions by returning your proxy card so your votes for all proposals can be counted.

Directions to the Annual Meeting of Stockholders are available at http://www.stepan.com, under “Investor Relations—Annual Meeting” for those stockholders who plan to attend the Annual Meeting.

By order of the Board of Directors,

BRIAN BICHKOFF
Interim Secretary

Northfield, Illinois
March 29, 2019

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on April 30, 2019

The Company’s Proxy Statement, 2018 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2018 are available at http://www.edocumentview.com/SCL.

March 29, 2019

PROXY STATEMENT

For the Annual Meeting of Stockholders of

STEPAN COMPANY

Edens Expressway and Winnetka Road
Northfield, Illinois 60093

To be held at 9:00 a.m. (CDT) on April 30, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors, and the Company will bear the entire expense of solicitation. Such solicitation is being made by mail, and the Company’s officers and employees may solicit proxies from stockholders personally or by telephone, mail or other means. The Company will make arrangements with the brokers, custodians, nominees and other fiduciaries who request the forwarding of solicitation material to the beneficial owners of shares of the Company’s stock held of record by such brokers, custodians, nominees and other fiduciaries, and the Company will reimburse them for their reasonable out-of-pocket expenses. This proxy statement and proxy are first being distributed to stockholders commencing on or about March 29, 2019.

At the close of business on March 8, 2019, the record date for the meeting, there were 22,614,125 shares of the Company’s Common Stock (“Common Stock”) outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for the Board of Directors and each of the other proposals. If you vote to “ABSTAIN” with respect to a nominee for the Board of Directors or a proposal, your abstention will have the same effect as a vote against that nominee or proposal.

For any other business that may properly come before the meeting, votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the individuals acting under the proxy. The Board of Directors is not currently aware of any other business that may come before the meeting.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purposes of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting. You may revoke your proxy at any time prior to the meeting.

If you hold your shares in street name and do not provide voting instructions to your broker, custodian, nominee or other fiduciary, your shares with respect to such matters will not be voted on any non-routine matters and will be considered “broker non‑votes.”  Non-routine matters include the election of directors, the Say-on-Pay vote and the Incentive Compensation Plan vote.  Your broker may vote your shares without instruction on the ratification of the appointment of the Company’s independent registered public accounting firm.  Broker non-votes will be counted as present at the meeting for the purpose of determining a quorum.  Please instruct your broker or bank so your vote can be counted on all proposals.

The required quorum at the Annual Meeting is a majority of the outstanding shares of the Company’s voting stock as of the record date. In order to ensure the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed proxy promptly in the envelope provided. You may also vote via the internet by visiting http://www.envisionreports.com/SCL or by phone by calling (800) 652-8683.  Internet and phone voting will be available 24 hours a day, seven days a week until 1:00 a.m. (ET) on April 30, 2019. If voting via the internet or by phone, please have your proxy card available and follow the instructions to vote. Even if you vote prior to the meeting, you are invited to attend the meeting.

In the future, in accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials, including its proxy statements and annual reports, to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials. Instead, the notice will provide instructions on how to access and review the proxy materials on the internet. The notice will also provide instructions on how to submit your proxy via the internet. For stockholders who prefer to receive printed copies of the proxy materials, the notice will provide instructions for requesting printed copies.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Stockholders and the persons named in the enclosed proxy will vote, pursuant to the authority granted by the stockholder in the enclosed proxy, on the election of Messrs. Michael R. Boyce and Edward J. Wehmer as directors of the Company, to hold office until the Annual Meeting of Stockholders to be held in 2022. The Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders in the year in which the term for their class expires. Messrs. Boyce and Wehmer are current directors whose terms expire in 2019.  Messrs. Boyce and Wehmer were elected by the Company’s stockholders at the 2016 Annual Meeting. The nominations of Messrs. Boyce and Wehmer have each been reviewed and recommended by the Nominating and Corporate Governance Committee and the Board of Directors.

Mr. F. Quinn Stepan, a current director whose term also expires in 2019, is not nominated for re-election.  Mr. Stepan served the Company for 55 years and was first elected as a director in 1967.  Mr. Stepan served as Chairman of the Company from November 1984 to December 2016 and as Chief Executive Officer of the Company from November 1984 to December 2005.  The Board of Directors and the Company wish to thank Mr. Stepan for his enthusiastic leadership and his contributions to the Company’s past and future growth.  In connection with Mr. Stepan’s departure, the Board of Directors reduced the size of the Board to seven directors, effective as of the 2019 Annual Meeting of Stockholders.

In the event either of Messrs. Boyce or Wehmer is unable to serve as director, votes will be cast, pursuant to the authority granted in the proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as director, if elected.

Under the Company’s Amended and Restated By-laws, in an uncontested election directors are elected by a majority of the votes cast by stockholders.  An uncontested election of directors means an election for which the number of nominees does not exceed the number of directors to be elected at the specific election.  Because two directors are to be elected, and Messrs. Boyce and Wehmer are the sole nominees, this election is uncontested, and therefore the nominees must receive a majority of votes cast by stockholders to be elected.

Nominees for Director

The following table sets forth certain information about the nominees for director:

Name and Age of Nominee	Principal Occupation, Business Experience and Other Directorships During the Past Five Years, Expertise and Qualifications	Year of First Selection as Director

Michael R. Boyce (71)	Chairman of PQ Corporation, a global specialty chemical and catalyst company, from 2005 to December 2017. Chief Executive Officer of PQ Corporation from 2005 to May 2015. Chairman and Chief Executive Officer of Peak Investments, an operating and acquisition company, since 1998. Director of AAR Corporation (AIR). Mr. Boyce provides the Board of Directors with global executive leadership in the chemical industry as well as expertise in strategic business matters.	2010
Edward J. Wehmer (65)	President and Chief Executive Officer of Wintrust Financial Corporation, a financial services company, since May 1998. Director of Wintrust Financial Corporation (WTFC). Mr. Wehmer is also a Certified Public Accountant. Mr. Wehmer provides the Board of Directors with expertise in strategic, financial, banking and accounting matters. Mr. Wehmer also has extensive experience with acquisitions.	2003

PROPOSAL: The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Michael R. Boyce and Edward J. Wehmer to the Board of Directors, each for a three-year term.

Directors Who Are Not Nominated for Election

The following table sets forth certain information about those directors who are not up for election:

Name and Age of Director	Principal Occupation, Business Experience and Other Directorships During the Past Five Years, Expertise and Qualifications	Year of First Selection as Director	Term Expires

Randall S. Dearth (55)

President and Chief Operating Officer of GCP Applied Technologies Inc., a leading global provider of construction products technologies, since September 2018.  Chairman of Calgon Carbon Corporation, a global manufacturer of activated carbon and innovative treatment systems, from May 2014 to March 2018.  President and Chief Executive Officer of Calgon Carbon Corporation from 2012 to August 2018.

Mr. Dearth also previously served as the President and Chief Executive Officer of LANXESS Corporation, a global chemicals manufacturer.  Mr. Dearth provides the Board of Directors with global executive leadership in the chemical industry and a global perspective on strategy and business conditions.

		2012	2021
Joaquin Delgado (59)	Executive Vice President, Consumer Business Group of 3M Company, a global diversified technology company, since 2016. Executive Vice President, Health Care Business Group of 3M Company, from 2012 to 2016. Dr. Delgado has also held other executive leadership positions at 3M Company and holds a doctorate in polymer science and engineering. Dr. Delgado provides the Board of Directors with chemistry and innovation expertise and current global business, operational, manufacturing, marketing and corporate development experience.	2011	2020
Gregory E. Lawton (68)	Consultant. President and Chief Executive Officer of JohnsonDiversey, Inc., a leading global provider of cleaning and hygiene solutions to the institutional and industrial marketplace, from October 2000 to February 2006. Mr. Lawton previously held various leadership roles at other companies. Director of American Trim, LLC. Mr. Lawton provides the Board of Directors with global expertise and executive leadership from the consumer products industry, and extensive experience with employee development.	2006	2021
Jan Stern Reed (59)

Senior Vice President, General Counsel and Corporate Secretary of Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise, from February 2015 to February 2016.  Senior Vice President, General Counsel and Secretary of Walgreen Co. from October 2014 to February 2015.  Corporate Vice President and Deputy General Counsel of Walgreen Co. from February 2013 to October 2014.  Director of AngioDynamics, Inc. (ANGO).

Prior to joining Walgreens, Ms. Reed was the Executive Vice President of Human Resources, General Counsel and Secretary of Solo Cup Company.  Ms. Reed also serves as a director of Life365, Inc., and as an advisory board member of Corporate Governance Partners, Inc.  Ms. Reed provides the Board of Directors with global executive leadership experience in legal, corporate governance and strategic business matters, as well as extensive experience with risk management, compliance, acquisitions and employee development.

		2015	2021
F. Quinn Stepan, Jr. (58)	Chairman of the Company since January 2017. President and Chief Executive Officer of the Company since January 2006. In his over 30-year career with the Company, Mr. Stepan has served in a number of positions of increasing responsibility and in a variety of functions within the Company’s operations. Mr. Stepan’s day today strategic leadership provides the Board of Directors with extensive knowledge of the Company’s operations.	1999	2020

Family Relationships

F. Quinn Stepan, Jr. is the son of F. Quinn Stepan.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of March 5, 2019, the following persons were the only persons known to the Company to beneficially own more than five percent of the Company’s Common Stock, other than members of the Company’s Board of Directors or management, whose ownership is set forth in the table below:

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock (1)

BlackRock, Inc. (2)	2,976,582	13.2%
The Vanguard Group, Inc. (3)	2,268,142	10.1%

(1)	Based on 22,561,685 shares of Common Stock outstanding as of March 5, 2019.
(2)

As reported in a Schedule 13G/A filed with the SEC on January 31, 2019 by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, New York, 10055. In the Schedule 13G/A, BlackRock reported that, as of December 31, 2018, it had sole voting power as to 2,926,451 shares of Common Stock and sole dispositive power as to 2,976,582 shares of Common Stock.

(3)

As reported in a Schedule 13G/A filed with the SEC on January 10, 2019 by The Vanguard Group (“Vanguard”), 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355. In the Schedule 13G/A, Vanguard reported that, as of December 31, 2018, it had sole voting power as to 20,037 shares of Common Stock, shared voting power as to 3,600 shares of Common Stock, sole dispositive power as to 2,246,718 shares of Common Stock, and shared dispositive power as to 21,424 shares of Common Stock.

Security Ownership of the Board of Directors and Management

The following table sets forth, as of March 5, 2019, the security ownership of each executive officer listed in the Summary Compensation Table in this proxy statement, each director and nominee for director, and all currently serving directors and executive officers as a group. The address for each director, nominee for director, and executive officer is c/o Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

Name	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Outstanding Shares of Common Stock (1)

Scott R. Behrens	54,040	(2)	*
Michael R. Boyce.	13,046	(3)	*
Randall S. Dearth	9,841	(4)	*
Joaquin Delgado	9,811		*
Matthew J. Eaken	11,848	(5)	*
Jennifer Ansbro Hale	—		*
Gregory E. Lawton	24,035	(6)	*
Arthur W. Mergner	57,673	(7)	*
Sean T. Moriarty	23,504	(8)	*
Jan Stern Reed	4,491		*
Luis E. Rojo	474	(9)	*
F. Quinn Stepan	1,108,031	(10)	4.9%
F. Quinn Stepan, Jr.	894,257	(11)	4.0%
Edward J. Wehmer	24,050	(12)	*
All Directors and Executive Officers	2,575,608	(13)	11.4%

*	Less than one percent of outstanding shares of Common Stock.
(1)

Based on 22,561,685 shares of Common Stock outstanding as of March 5, 2019. Number of shares of Common Stock for each director, nominee for director, and executive officer (and all directors and executive officers as a group) includes (a) shares of Common Stock owned by the spouse of each director, nominee for director, or executive officer, and shares of Common Stock held by each director, nominee for director, or executive officer, or such person’s spouse as trustee or custodian for the benefit of children and family members if such trustee or custodian has voting or investment power, (b) shares of Common Stock that may be acquired within 60 days through the exercise of stock options or stock appreciation rights (“SARs”) granted pursuant to the Company’s incentive compensation plans, and (c) shares of Common Stock pledged as security by such director, nominee for director, or executive officer, or such person’s family members.

(2)

Includes (a) 3,592 shares of Common Stock allocated to Mr. Behrens under the Company’s Employee Stock Ownership Plan II (“ESOP II”), (b) 15,724 shares of Common Stock that Mr. Behrens has the right to acquire through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, (c) 8,120 shares of Common Stock that Mr. Behrens has the right to acquire through the exercise of SARs granted pursuant to the Company’s incentive compensation plans, and (d) 8,860 shares of Common Stock credited to Mr. Behrens’ stock account under the Management Incentive Plan (as amended and restated effective January 1, 2015, the “Management Incentive Plan”).  Amounts credited to an employee’s stock account will be paid to the employee at the time of separation of service from the Company as the employee has elected under the provisions of the Management Incentive Plan.

(3)	Includes 735 shares of Common Stock credited to Mr. Boyce’s account pursuant to the Company’s incentive compensation plans.
(4)	Includes 1,234 shares of Common Stock credited to Mr. Dearth’s account pursuant to the Stepan Company Directors Deferred Compensation Plan (as amended and restated as of January 1, 2012).
(5)

Includes (a) 2,327 shares of Common Stock allocated to Mr. Eaken under ESOP II, (b) 2,554 shares of Common Stock that Mr. Eaken has the right to acquire through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, and (c) 1,820 shares of Common Stock that Mr. Eaken has the right to acquire through the exercise of SARs granted pursuant to the Company’s incentive compensation plans.

(6)	Includes 5,606 shares of Common Stock credited to Mr. Lawton’s account pursuant to the Company’s incentive compensation plans.
(7)

Includes (a) 6,429 shares of Common Stock allocated to Mr. Mergner under ESOP II, (b) 13,353 shares of Common Stock that Mr. Mergner has the right to acquire through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, (c) 14,529 shares of Common Stock that Mr. Mergner has the right to acquire through the exercise of SARs granted pursuant to the Company’s incentive compensation plans, and (d) 8,209 shares of Common Stock credited to Mr. Mergner’s stock account under the Management Incentive Plan.

(8)

Includes (a) 3,744 shares of Common Stock allocated to Mr. Moriarty under ESOP II, (b) 5,448 shares of Common Stock that Mr. Moriarty has the right to acquire through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, (c) 3,209 shares of Common Stock that Mr. Moriarty has the right to acquire through the exercise of SARs granted pursuant to the Company’s incentive compensation plans, and (d) 5,305 shares of Common Stock credited to Mr. Moriarty’s stock account under the Management Incentive Plan.

(9)	Includes 74 shares of Common Stock allocated to Mr. Rojo under ESOP II.
(10)

Includes (a) 505,222 shares of Common Stock held by Stepan Venture II, a family-owned limited partnership for which Mr. Stepan is the managing member of the sole general partner, (b) 96 shares of Common Stock allocated to Mr. Stepan under ESOP II, and (c) 305,143 shares of Common Stock credited to Mr. Stepan’s stock account under the Management Incentive Plan.

(11)

Includes (a) 11,274 shares of Common Stock allocated to Mr. Stepan, Jr. under ESOP II, (b) 127,147 shares of Common Stock that Mr. Stepan, Jr. has the right to acquire through the exercise of stock options granted pursuant to the Company’s incentive compensation plans, (c) 39,828 shares of Common Stock that Mr. Stepan, Jr. has the right to acquire through the exercise of SARs granted pursuant to the Company’s incentive compensation plans, and (d) 99,910 shares of Common Stock credited to Mr. Stepan, Jr.’s stock account under the Management Incentive Plan.

(12)	Includes 13,650 shares of Common Stock credited to Mr. Wehmer’s account pursuant to the Company’s incentive compensation plans.
(13)

As of March 5, 2019, directors and executive officers as a group had (a) 30,075 shares of Common Stock allocated to them under ESOP II, (b) the right to acquire 176,431 shares of Common Stock through the exercise of stock options, (c) the right to acquire 78,827 shares of Common Stock through the exercise of SARs, and (d) 428,183 shares of Common Stock credited to their stock accounts under the Management Incentive Plan. In addition, the amount shown includes 265,850 shares of Common Stock that were held in the Company’s qualified plans and deemed beneficially owned by the Plan Committee, which is comprised of executive officers of the Company. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement effective December 1, 2011, with Bank of America, N.A. (“Bank of America”). Bank of America expressly disclaims any beneficial ownership in the securities of this plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder require the Company’s executive officers, directors, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership of Common Stock with the SEC. Based solely upon a review of such reports filed with the SEC and written representations from certain reporting persons, the Company believes that all such required reports have been timely filed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Approving Related Person Transactions

The Company has adopted a written policy entitled “Stepan Company Related Party Transaction Policy and Procedures.” The policy was initially approved by the Audit Committee of the Board of Directors in February 2007, has been annually reviewed by the Audit Committee and was last amended in April 2017 (“Related Party Transaction Policy”). This policy applies to material transactions (“Related Party Transactions”) involving the Company and a Related Party, which is defined as a person or entity who is a Company executive officer, director, nominee for election as a director, beneficial owner of five percent or more of the Company’s Common Stock, or immediate family member of these persons, or any entity for which any of the foregoing persons is an executive officer, general partner, managing member, principal or greater than five percent beneficial owner. The Related Party Transaction Policy states that the Company will consummate a Related Party Transaction only when the Audit Committee approves the transaction after considering the factors set forth in the Related Party Transaction Policy.  If advance Audit Committee approval of a Related Party Transaction is not feasible, then the Company may preliminarily enter into the transaction upon prior approval by the Chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. No director may participate in the approval of a Related Party Transaction for which he or she is a Related Party.

The factors considered by the Audit Committee in its evaluation of a Related Party Transaction include the relevant facts and circumstances of the proposed Related Party Transaction, whether the Related Party Transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct.

Transactions with Related Persons, Promoters and Certain Control Persons

Mr. Richard Stepan, son of F. Quinn Stepan and brother of F. Quinn Stepan, Jr., is a current Company employee at the Company’s Northfield, Illinois offices.  Mr. Richard Stepan is neither an officer of the Company nor a director or nominee for director.  As an employee of the Company, Mr. Richard Stepan receives a base salary, short-term and long term incentive compensation as appropriate for his position and other regular and customary employee benefits generally available to all Company employees, and is eligible for other limited perquisites available to employees at his level within the organization.  For 2018, Mr. Richard Stepan was paid a salary of $192,933, short-term incentive compensation of $59,740 and a long-term incentive compensation award of stock options, SARs and performance shares with a target value of $80,000.  Mr. Richard Stepan also participated in other regular and customary employee benefit programs generally available to all Company employees.  The Audit Committee approved the Company’s employment of Mr. Richard Stepan pursuant to the Related Party Transaction Policy and procedures described above.

Corporate Governance Principles and Board Matters

Corporate Governance Guidelines and Code of Conduct

The Company is committed to having sound corporate governance principles and has adopted Corporate Governance Guidelines and a Code of Conduct to maintain those principles. The Company’s Code of Conduct applies to all of the Company’s officers, directors and employees, including the Company’s Chairman and Chief Executive Officer and Chief Financial Officer. The Company’s Corporate Governance Guidelines and Code of Conduct are available at http://www.stepan.com, under “Investor Relations—Corporate Governance.” Stockholders may also request free printed copies of the Company’s Corporate Governance Guidelines and Code of Conduct by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation and Development Committee, the Compliance Committee, and the Nominating and Corporate Governance Committee, each composed entirely of independent directors. The charter of each committee is available at http://www.stepan.com under “Investor Relations—Corporate Governance.”

•	Audit Committee

The primary functions of the Audit Committee are to (a) assist the Board of Directors in fulfilling its oversight responsibilities to stockholders, the investment community and creditors in relation to (i) the quality and integrity of the Company’s financial statements, (ii) the adequacy of the Company’s internal control over financial reporting, (iii) the Company’s compliance with legal and regulatory requirements (in coordination with the Compliance Committee), (iv) the registered public accounting firm’s qualifications and independence and (v) the performance of the independent auditors and the Company’s internal audit function and (b) prepare the Audit Committee report included in each proxy statement. The responsibilities of the Audit Committee include annual selection and engagement of the Company’s independent registered public accounting firm, review of the proposed fees and scope of work of the independent registered public accounting firm’s year-end audit, review with the Company’s independent registered public accounting firm of the results of the year-end audits of the Company’s financial statements and internal control over financial reporting, review of the Company’s financial statements with the Company’s independent registered public accounting firm prior to the Company’s filing of each quarterly report on Form 10-Q and annual report on Form 10-K, review of findings reported by the Company’s internal audit department and management’s responses, review of the internal audit program of the Company and review and approval or disapproval of Related Party Transactions pursuant to the Company’s Related Party Transaction Policy.  The Audit Committee held four meetings in 2018.

The members of the Audit Committee in 2018 were Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed and Mr. Wehmer (Chair), all of whom are financially literate and are independent directors in accordance with the rules of the New York Stock Exchange and the SEC and as described below under “Director Independence.” The Board of Directors has determined that Mr. Wehmer is qualified as an audit committee financial expert within the meaning of SEC regulations.

•	Compensation and Development Committee

The primary functions of the Compensation and Development Committee are to (a) establish and administer the Company’s policies, programs and procedures for compensating its executive management and (b) provide advice and counsel to the Company regarding executive development and succession planning. The responsibilities of the Compensation and Development Committee include reviewing and setting or recommending the compensation of the Company’s executive officers, recommending and administering cash-based and equity-based incentive compensation plans, reviewing and recommending director compensation, reviewing and recommending the Company’s Compensation Discussion and Analysis included in each proxy statement, and preparing the Compensation and Development Committee Report included in each proxy statement.  The Compensation and Development Committee held five meetings in 2018.

The members of the Compensation and Development Committee in 2018 were Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton (Chair), Ms. Reed and Mr. Wehmer, all of whom are independent directors in accordance with the rules of the New York Stock Exchange and the SEC and as described below under “Director Independence.”

•	Compliance Committee

The primary functions of the Compliance Committee are to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s overall compliance with significant legal and regulatory requirements, as well as compliance with its business ethics policies and Code of Conduct.  The Compliance Committee held six meetings in 2018.

The members of the Compliance Committee in 2018 were Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed (Chair) and Mr. Wehmer, all of whom are independent directors in accordance with the rules of the New York Stock Exchange and as described below under “Director Independence.”

•	Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are to (a) identify individuals qualified to become board members and recommend the director nominees for election at each annual meeting of stockholders, (b) develop and recommend the Company’s Corporate Governance Guidelines, (c) oversee the evaluation of the Board of Directors and (d) recommend the members for each Board committee. In addition, the responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board on corporate governance matters and the Board’s structure.  The Nominating and Corporate Governance Committee held three meetings in 2018.

The members of the Nominating and Corporate Governance Committee in 2018 were Mr. Boyce (Chair), Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed and Mr. Wehmer, all of whom are independent directors in accordance with the rules of the New York Stock Exchange and as described below under “Director Independence.”

In 2017, the Nominating and Corporate Governance Committee formed a subcommittee, consisting of Mr. Boyce (Chair), Mr. Dearth, Dr. Delgado and Ms. Reed, to oversee certain matters on behalf of the Nominating and Corporate Governance Committee.  This subcommittee held one meeting in 2018.

Board Performance Evaluations

Annually, each director completes an evaluation of the full Board of Directors and of each standing committee on which the director serves.  An independent third-party advisor compiles the results of the assessments and provides the results to the Chair of the Nominating and Governance Committee, who discusses the results with the Lead Independent Director and Chair of the Audit Committee and the Chair of the Compensation and Development Committee. The Chair of the Nominating and Corporate Governance Committee then presents the results to that Committee and to the Board of Directors.  The Board of Directors initially discusses the assessment results with the Chairman and Chief Executive Officer in attendance, and if desired by any director, the assessment results are also discussed at Executive Sessions of the non-management directors. This assessment evaluates the Board of Directors’ composition and contribution as a whole to the Company and reviews areas in which the Board of Directors and/or management believes a stronger contribution could be made. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of current members of the Board of Directors at the time they are considered for re‑nomination to the Board of Directors.

Board Meetings and Attendance

During 2018, the Board of Directors held five meetings. During 2018, all of the directors attended greater than 75% of the total number of meetings of the Board of Directors and the meetings of committees of the Board of Directors of which each director was a member. While all directors are encouraged to attend, the Company does not have a formal policy requiring attendance at the Company’s Annual Meeting of Stockholders. All directors attended the 2018 Annual Meeting of Stockholders and are currently expected to attend the 2019 Annual Meeting of Stockholders.

Director Nomination Process

The Corporate Governance Guidelines contain the Board of Directors membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board of Directors. Under these criteria, members of the Board of Directors should possess qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. In addition to these qualities, director nominees should also possess recognized achievement, an ability to contribute to some aspect of the Company’s business, and the willingness to make the commitment of time and effort required of a director. The Nominating and Corporate Governance Committee’s process for identifying and evaluating director nominees includes recommendations by stockholders, non-management directors and executive officers, a review and background check of specific candidates, an assessment of the candidate’s independence under the director independence standards described below, and interviews of director candidates by the Nominating and Corporate Governance Committee.

It is the policy of the Nominating and Corporate Governance Committee to consider candidates recommended by stockholders for membership on the Board of Directors. The Nominating and Corporate Governance Committee’s evaluation of a nominee recommended by a stockholder would consider the general criteria and required information previously described in this section, and any other factors the Nominating and Corporate Governance Committee deems relevant. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must comply with the requirements set forth in the Company’s By-laws. Among other things, a stockholder must give written notice containing the information required by the Company’s By-laws to the Secretary of the Company at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The deadline to submit a director recommendation for the 2020 Annual Meeting of Stockholders is set forth in the “2020 Stockholder Proposals” section below.

Board Diversity

In accordance with the Company’s Corporate Governance Guidelines, when identifying director nominees, the Nominating and Corporate Governance Committee and the Board of Directors consider a broad definition of diversity.  This definition includes, but is not limited to, diversity of professional, technical, operational, international and financial experience, skills and characteristics.  The Board has also considered experience related to the Company’s business and industry. If the Nominating and Corporate Governance Committee utilizes an outside search firm to identify director nominees, it instructs the search firm to consider broadly‑defined diversity in identifying potential nominees.

Director Independence

For purposes of determining director independence, the Company uses the New York Stock Exchange director independence standards. No director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, a director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;
•

The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(A) The director is a current partner or employee of a firm that is the Company’s internal auditor or independent registered public accounting firm; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Under the New York Stock Exchange rules and the Company’s Corporate Governance Guidelines, at least a majority of the Company’s directors and each member of the Audit Committee, Compensation and Development Committee, Compliance Committee and Nominating and Corporate Governance Committee must meet the independence standards set forth above. The Board of Directors has determined that each of Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed and Mr. Wehmer is independent under the standards set forth above. In addition, the Board of Directors has determined that each of the members of the standing committees satisfies the Company’s independence standards, including the additional independence standards and financial literacy requirements required for audit committee members and compensation committee members, as applicable, established by SEC and New York Stock Exchange rules.

In making independence determinations, the Nominating and Corporate Governance Committee, with assistance from the Company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the Company and management. In its review of director independence, the Nominating and Corporate Governance Committee considered the commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the Company or management.  In addition, the Nominating and Corporate Governance Committee considered any relationships between the Company and entities for which any director serves as management or a member of the board of directors. The Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, that the six directors named above be considered independent.

Mr. Stepan and Mr. Stepan, Jr. are not deemed independent under the rules of the New York Stock Exchange because Mr. Stepan was employed by the Company as its Chairman until December 2016, and Mr. Stepan, Jr. serves as the Chairman and Chief Executive Officer of the Company.

Board Leadership Structure

The Board of Directors regularly reviews its leadership structure in light of the Company’s then-current needs, trends, internal assessments of Board effectiveness, and other factors.  The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board because the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.

Currently, the Board believes the interests of the Company and its stockholders are best served through a leadership model with a combined Chairman and Chief Executive Officer position and a Lead Independent Director.  The current Chairman and Chief Executive Officer, Mr. Stepan, possesses extensive knowledge and understanding of the Company and its operations, strategic planning and industry, developed during his over 30-year career with the Company.  The Board believes that Mr. Stepan’s experience puts him in the best position to provide broad leadership for the Board as it works to deliver value to stockholders.

To aid the Board of Directors’ independent oversight of the Company and management, the Board has elected Mr. Wehmer as Lead Independent Director.  The Board believes that the election of the Lead Independent Director enhances the Board’s commitment to maintaining strong corporate governance and provides effective independent Board leadership.  Among other responsibilities, the Lead Independent Director presides at all Executive Sessions of the independent directors, advises the Chairman and Chief Executive Officer on Board meeting schedules, agendas and materials, and serves as principal liaison between the independent directors and the Chairman and Chief Executive Officer.  In addition, the Lead Independent Director, in consultation with the chairs of the Compensation and Development Committee and the Nominating and Corporate Governance Committee, leads the process for the evaluation of the Chairman and Chief Executive Officer.

In addition, the independent directors regularly meet in Executive Sessions without non-independent directors or management present in accordance with the Company’s Corporate Governance Guidelines.

Risk Management

The Board of Directors takes an active role in overseeing the Company’s financial and non-financial risks. The Audit Committee, which is chaired by Mr. Wehmer, leads the Board’s oversight of Company risks. The Audit Committee receives reports from the Company’s Director of Internal Audit, the Chief Financial Officer, and the General Counsel, all of whom are responsible for various aspects of the Company’s risk management. The Director of Internal Audit reports directly to the Audit Committee. The Audit Committee also meets with the Company’s external auditors separately from management.

The Compensation and Development Committee, which is chaired by Mr. Lawton, takes the lead role in overseeing the management of risks as they relate to the Company’s compensation policies and practices. During 2018, the Compensation and Development Committee reviewed these compensation policies and practices and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

Executive Sessions

The Company’s Corporate Governance Guidelines require Executive Sessions of independent directors to be held at least once per year. Executive Sessions are generally held by the independent directors after every regular Board of Directors meeting and after most Board committee meetings. The Executive Sessions after all regular Board of Directors meetings are chaired by the Lead Independent Director. Any independent director can request that additional Executive Sessions be scheduled. In 2018, five Executive Sessions without management were held by the independent directors and chaired by Mr. Wehmer in his capacity as Lead Independent Director. In addition, Executive Sessions without management were also held after many Board committee meetings during 2018 and were chaired by the respective chairs of the Board committees.

Communication with the Board

A stockholder may communicate with the Board of Directors by writing c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. Mail addressed to a specific director or Board committee will be delivered to that director or Board committee. The Secretary delivers all correspondence without first screening the correspondence.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation and Development Committee in 2018 were Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton (Chair), Ms. Reed and Mr. Wehmer. None of the members of the Compensation and Development Committee during 2018 had at any time been an officer or employee of the Company nor had any member participated in a Related Party Transaction. In 2018, none of the Company’s executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on the Compensation and Development Committee or as one of the Company’s directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary of Executive Compensation in 2018

In 2018, the Company and the Compensation and Development Committee of the Board of Directors (the “Committee”) applied the compensation policies and principles described in this Compensation Discussion and Analysis in determining the compensation for the individuals named in the Summary Compensation Table.  Those individuals are referred to herein as the named executive officers (“NEOs”).  The NEOs for 2018 were:

NEO	Title

F. Quinn Stepan, Jr.	Chairman, President and Chief Executive Officer
Matthew J. Eaken (1)	Vice President, Corporate Controller and Former Interim Chief Financial Officer
Luis E. Rojo (2)	Vice President and Chief Financial Officer
Scott R. Behrens	Vice President and General Manager – Surfactants
Arthur W. Mergner	Vice President – Supply Chain
Sean T. Moriarty	Vice President and General Manager – Polymers
Jennifer Ansbro Hale (3)	Former Vice President, General Counsel, Chief Compliance Officer and Secretary

(1)	Mr. Eaken served as the Company’s Interim Chief Financial Officer from January 1, 2018 until May 1, 2018.
(2)	Mr. Rojo joined the Company as Vice President and Chief Financial Officer on May 2, 2018.
(3)	Ms. Hale served as the Company’s Vice President, General Counsel, Chief Compliance Officer and Secretary until September 30, 2018.

Significant Achievements and Developments in 2018

Record Company Performance

(1)

In 2018, the Company achieved record net income for the third consecutive year.  The Company achieved net income of $112.8 million compared to $91.6 million net income in 2017, and adjusted net income of $113.8 million versus $108.7 million in 2017, a 5% increase.[1]

(2)	Reported Surfactant operating income was a record $137.5 million, up from $120.9 million in 2017.
(3)	The Company’s internal and global operating efficiency program, DRIVE, delivered $24.5 million in cash savings in 2018 along with $37.6 million in profit optimization.

Key Developments Impacting Executive Compensation

(1)	The Company’s advisory Say-on-Pay vote was supported by 97% of votes cast at the Company’s 2018 Annual Meeting.
(2)

After considering all components of the total compensation paid to the NEOs in 2018, the Committee determined that the 2018 NEO compensation was competitive, reasonable, and aligned with both Company performance and stockholder interests.

[1]	Adjusted net income is a financial measure that has not been calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). See Appendix A for a GAAP reconciliation.

Executive Compensation Best Practices the Company Follows

What We Do	What We Don’t Do

✔Pay for Performance—a Majority of our NEOs’ Annual Total Compensation is Variable and at Risk

✔Align Executives’ Total Compensation Mix with Stockholders’ Interests

✔Require Significant Executive Stock Ownership

✔Limit Performance-Based Incentive Awards to a Maximum of 200% of Target

✔Provide Limited Executive Perquisites

✔Subject Incentive Compensation to a Clawback Policy

✘No Grants of Discounted Stock Options or Stock Appreciation Rights

✘No Repricing or Replacing Outstanding Stock Options or Stock Appreciation Rights Without Stockholder Approval

✘No Employment Agreements That Guarantee Employment or Compensation

✘No Standing Individual Severance or Change-in-Control Agreements

✘No Use of Excise Tax Gross-Ups

✘No Dividend Payments on Unearned Performance Shares

Compensation Philosophy

The basic premise of the Company’s executive compensation philosophy is to pay for performance.  The Company’s intention is to foster a performance-driven culture with competitive total compensation as a key driver for all employees.  Compensation levels commensurate with Company performance align the interests of our employees with the interests of our stockholders.

The Company’s guiding philosophy in setting executive compensation is that the compensation of executive officers should reflect the scope of their job responsibilities and level of individual and corporate performance achieved.  Executive compensation should be competitive internally and externally with like or comparable positions based on job descriptions and responsibilities at similarly sized companies within the Company’s industries, and Peer Group (as defined below) and other appropriate related industry data or survey information.  The Company’s compensation philosophy is reviewed at least annually by the Committee.

The effectiveness of the executive compensation program is primarily measured by Company performance, stock price appreciation, the ability of the Company to attract and retain executive officers, and comparison against other relevant, external benchmarks as needed.

The Committee generally does not consider the impact of previously awarded compensation in determining current executive total compensation.  The Committee does, however, use both a chemical industry peer group as well as aggregate executive compensation survey data to annually assess executive compensation as described below under “Compensation Peer Group and Survey Data.”  Except for the limits regarding incentive compensation as described below, the Committee does not use specific policies to allocate between cash and non-cash compensation or between short-term and long-term compensation.

Compensation Objectives

The overall objectives of the Company’s compensation programs (in which each NEO participates) are as follows:

•	motivate employees to achieve and maintain a high level of performance, and drive results that will help the Company achieve its goals;
•	align the interests of our employees with the interests of our stockholders;
•	provide for market-competitive levels of compensation; and
•	attract and retain employees of outstanding ability.

Role of the Compensation and Development Committee

The Committee is responsible for overseeing the establishment and administration of the Company’s policies, programs and procedures for compensating the Company’s executive management, as further described below.  The Committee is also responsible for providing advice to the Company regarding executive development and succession planning.  The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual.

Role of the Compensation Consultant

The Committee engaged Exequity LLP (“Exequity”) as its independent compensation consultant for 2018.  Exequity advises the Committee on a range of executive compensation matters.  The scope of Exequity’s services to the Committee includes, but is not limited to, the following:

•	Providing the Committee with an assessment of the market competitiveness of the Company’s executive compensation.
•	Apprising the Committee of executive compensation-related trends and developments in the marketplace.
•	Informing the Committee of regulatory developments relating to executive compensation practices.
•	Assisting the Committee with goal-setting, calibrating levels of pay to various levels of performance, and pay for performance alignment.
•	Comparing Company executive compensation plan designs and practices to the marketplace.
•

Recommending changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests.

Exequity reports directly to the Committee.  The Committee assessed Exequity’s independence pursuant to SEC rules and determined that no conflict of interest exists that would prevent Exequity from independently advising the Committee.  Exequity does not provide any other services to management or the Company.

Role of Executives in Establishing Compensation

The Committee determines the compensation of the Chairman and Chief Executive Officer.  The Chairman and Chief Executive Officer and the most senior Human Resources officer make recommendations to the Committee regarding compensation for all other executive officers, including the NEOs other than the Chairman and Chief Executive Officer.  The Committee then reviews these recommendations and approves the final compensation for all executive officers.  All recommendations made to the Committee and all determinations made by the Committee are based upon the Company’s policies and guidelines and other relevant factors outlined in the “Compensation Peer Group and Survey Data” and “Elements of Compensation” sections below.

Advisory Vote on Executive Compensation

The advisory vote in 2018 was the eighth consecutive year that the Company’s Say-on-Pay vote was supported by its stockholders with the approval of more than 96% of the votes cast at the annual meeting of stockholders. The Committee acknowledges and values the feedback from the Company’s stockholders on the annual Say-on-Pay vote and believes that these results demonstrate stockholder support of the Company’s executive compensation programs. As a result of the strong stockholder support for the 2018 Say-on-Pay vote, the Committee determined that the Company’s compensation practices and processes did not require any significant modifications to achieve the desired results of the Company’s compensation program or to address stockholder concerns. The Committee will continue to consider the outcome of these advisory votes when determining future executive compensation arrangements.

Executive Pay Mix

The Company targets a total compensation mix where fixed pay, consisting of base salary, is less than half of the total compensation that any NEO or executive officer may earn in any given year.  The combined mix of both short-term and long-term incentives for executive officer compensation is structured to encourage the necessary focus and motivation to achieve outstanding results on an ongoing basis, both in the short term and long term.  In addition, the combined focus on both short-term and long-term objectives aligns executive officers’ and stockholders’ interests.  Short-term incentives for executive officers are based on individual and Company performance.  Long-term incentives for executive officers are based only on Company performance.  The Company’s total compensation targets assume above-average Company performance, and potential compensation can vary considerably depending on overall Company performance.  The graphics below illustrate the pay mix for our Chairman and Chief Executive Officer and other NEOs (on an average basis, excluding Matthew Eaken due to his interim status) using target level of performance for all incentive awards.

Compensation Peer Group and Survey Data

To better understand the compensation practices of similar companies, the Committee reviews data gathered from a custom peer group (“Peer Group”) and general market survey data from Mercer LLC (“Mercer”). Information gathered from the Peer Group serves as the primary reference point for the Committee, with Mercer survey data used as a secondary reference.

The Peer Group consists of companies selected on the basis of chemical industry affiliation and size (e.g., total revenues and market capitalization).  The following companies comprised the Peer Group that the Committee referenced when setting 2018 compensation:

Albemarle Corporation	Chemtura Corporation	Innospec Inc.	OMNOVA Solutions Inc.
A. Schulman, Inc.	Ferro Corporation	Koppers Holdings, Inc.	PolyOne Corporation
Axiall Corporation	H.B. Fuller Company	Kraton Corporation	Quaker Chemical Corporation
Cabot Corporation	Innophos Holdings, Inc.	NewMarket Corporation	Sensient Technologies Corporation

The Committee undertakes annual evaluations of the Peer Group in order to ensure the Company is comparing itself with companies that have the characteristics to appropriately match the Company. Exequity performed a review of the Company’s Peer Group in July 2018 and, as a result of such review, the Committee removed Chemtura Corporation, which was acquired in 2018, from the Company’s Peer Group and added the following four companies to the Company’s Peer Group for 2019: AdvanSix Inc., Ashland Global Holdings, Inc., PQ Group Holdings Inc., and RPM International Inc. The Committee and its independent compensation consultant will continue to monitor the Peer Group going forward as appropriate.

When assessing the competitiveness of Company compensation programs, the Committee generally reviews median compensation levels in the Peer Group. The Committee generally references median total compensation for executive officers (plus or minus 15% of the 50th percentile), but the Committee retains discretion to determine appropriate compensation levels and the Company does not benchmark compensation.  The Committee believes that all NEOs’ and executive officers’ total compensation amounts are within appropriate and reasonable levels as compared to the Peer Group data considering experience level, time in position, global job grades and both external and internal equity evaluations.

Elements of Compensation

For the fiscal year ended December 31, 2018, the principal elements of compensation for the executive officers, including the NEOs, were as follows:

Compensation Element
Purpose	Description
Base Salary
To attract and retain employees of outstanding abilities	Fixed component of pay based on specific position salary ranges determined by job responsibilities, Peer Group data and performance
Short-Term Incentive Compensation
To drive improved year-over-year financial performance; to motivate, attract and retain employees; and to align executives’ interests directly with Company financial objectives	Variable, annual, at-risk cash component of pay that rewards achievement of pre-determined Company and individual goals
Long-Term Incentive Compensation

To promote retention of executives, to reward outstanding Company performance, to encourage a focus on the Company’s long-term financial results, and to align executive interests with stockholder interests

Variable, at-risk, equity component of pay for eligible participants that rewards stockholder value creation over the long term
Retirement Benefits
To promote retention and to attract outstanding employees and to provide employees with a tax deferred retirement savings vehicle directly connected to the Company’s financial results

Company dollar-for-dollar matching contribution up to six percent of base salary under a Savings and Investment Retirement Plan for all U.S. employees, plus supplemental contributions based on the Company’s financial results

Perquisites
To attract and retain superior employees for key positions	Executives and key employees, including the NEOs, are eligible for a limited amount of perquisites which are provided to be market competitive
Other Benefits
To provide for basic life, health and security needs	Benefit programs that are available to all U.S. salaried employees

Base Salary

The Company has established salary grades and ranges for all global employees, including the NEOs.  Salary grades reflect the responsibility level of the position, i.e., positions with a greater level of responsibility have a higher salary grade.  The salary range for each grade is primarily based on survey data.  The salary grade structure enables the Company to ensure that pay among executives is both market competitive and internally equitable.

The Committee, taking into consideration the performance of the Company, the Company’s compensation philosophy, the Peer Group data, and the Company’s salary grades, reviews and determines the Chairman and Chief Executive Officer’s salary on an annual basis. The Chairman and Chief Executive Officer and the most senior Human Resources officer make recommendations to the Committee regarding compensation for all other NEOs. The Committee has the discretion to approve such recommendations or revise the recommended amounts, higher or lower, based upon each executive officer’s individual performance. The Chairman and Chief Executive Officer’s salary range is determined based on the same factors and criteria as those for the other NEOs and executive officers.

The NEOs’ base salaries for 2018 are shown below:

NEO	2018 Base Salary

F. Quinn Stepan, Jr., Chairman, President and Chief Executive Officer	$930,000
Matthew J. Eaken, Vice President, Corporate Controller and Former Interim Chief Financial Officer	$244,180
Luis E. Rojo, Vice President and Chief Financial Officer	$380,000
Scott R. Behrens, Vice President and General Manager – Surfactants	$400,000
Arthur W. Mergner, Vice President – Supply Chain	$400,000
Sean T. Moriarty, Vice President and General Manager – Polymers	$350,000
Jennifer Ansbro Hale, Former Vice President, General Counsel, Chief Compliance Officer and Secretary	$355,000

Short-Term Incentive Compensation

The Company grants short-term incentive compensation to the NEOs and certain other employees under the Management Incentive Plan. The purpose of the Company’s short-term incentive compensation program is to promote improved year-over-year financial performance; to motivate, attract and retain executive, managerial and key employees of outstanding ability; and to align participants’ interests directly with the Company’s financial targets.  The target amount of short-term incentive compensation for each NEO is expressed as a percentage of the executive’s actual base salary earned each calendar year.  Because senior managers have a greater ability to impact Company results, a significant percentage of their total target compensation is at-risk.

The Chairman and Chief Executive Officer has the highest level of responsibility, and therefore, his target and maximum annual incentive percentages exceed the other NEOs’ target and maximum annual incentive percentages.

The following chart reflects the Target Annual Incentive Award, Maximum Annual Incentive Award, and Annual Incentive Award Earned for each NEO for 2018 under the terms of the Management Incentive Plan:

NEO	Target Annual Incentive Award (% of Base Salary)	Maximum Annual Incentive Award (% of Base Salary)	Annual Incentive Award Earned (% of Base Salary)

F. Quinn Stepan, Jr., Chairman, President and Chief Executive Officer	100%	200%	76.41%
Matthew J. Eaken, Vice President, Corporate Controller and Former Interim Chief Financial Officer	48%	96%	36.25%
Luis E. Rojo, Vice President and Chief Financial Officer	60%	120%	52.82%
Scott R. Behrens, Vice President and General Manager – Surfactants	60%	120%	51.91%
Arthur W. Mergner, Vice President – Supply Chain	60%	120%	52.82%
Sean T. Moriarty, Vice President and General Manager - Polymers	60%	120%	26.95%
Jennifer Ansbro Hale, Former Vice President, General Counsel, Chief Compliance Officer and Secretary (1)	60%	120%	—
(1)	Ms. Hale was not employed with the Company on December 31, 2018 and therefore was not eligible to receive a short-term incentive award for 2018.

Within the Target Annual Incentive Award ranges shown above, each NEO’s annual incentive payment is determined based on the Company’s overall financial performance (“Corporate Financial Performance Objectives”) and the achievement of individual performance objectives (“Individual Performance Objectives”), as described below.

The extent, if any, to which an incentive award will be payable to a NEO will be based solely upon the degree of achievement of pre-established performance goals over the specified calendar year. In years when Company performance is exceptional and above the Target level, it is possible for NEOs to receive annual incentive payments above Target, while in years when Company performance is below the Threshold level, no annual incentive will be paid based upon Company performance.  In addition, the Committee may, in its sole discretion, reduce or eliminate the amount that would otherwise be payable to the NEO with respect to a calendar year.

•	Corporate Financial Performance Objectives

The Committee establishes the Corporate Financial Performance Objectives at the beginning of each calendar year.  For 2018, the Committee established targets for the two Corporate Financial Performance Objectives for all NEOs:  Corporate Net Income and Corporate Growth Goal.2

[2]	Corporate Net Income is a non-GAAP measure. See Appendix A for a definition.

For 2018, the following performance levels were established for the Corporate Net Income objective:

	Threshold	Target	Maximum

Corporate Net Income	$94.0 million	$118.0 million	$138.0 million

The Corporate Growth Goal consisted of specified sales volume growth goals for four categories of products and customers.  Each of the four categories of products and customers had an assigned sales volume growth goal, with target increases over 2017 sales.  The growth goals were based upon strategic growth priorities for the Company, and were designed to be difficult but achievable.  Growth goals were established for the following categories:  Rigid Polyols, CASE Polyols, Functional Surfactants and Tier 2 and Tier 3 Surfactants Customers.

For 2018, the following payout levels were established for the Corporate Growth Goal:

	0% Payout	25% Payout	50% Payout	75% Payout	100% Payout

Corporate Growth Goal	0 of 4	1 of 4	2 of 4	3 of 4	4 of 4

Each NEO’s annual incentive objectives include these Corporate Financial Performance Objectives. For 2018, all NEOs had at least 40% of their annual incentives tied to these objectives. Of the 40%, an 80% weighting was assigned to the Corporate Net Income objective and a 20% weighting was assigned to the Corporate Growth Goal.

The following table shows the Company’s performance against the Corporate Net Income and Corporate Growth Goal objectives in 2018:

Objective	2018 Results	2018 Target	2018 Payout Against Target

Corporate Net Income	$114.4 million	$118.0 million	88.8%
Corporate Growth Goal	1 of 4	4 of 4	25.0%

For 2018, the Company did not achieve the Corporate Net Income Target objective of $118.0 million, with a result of $114.4 million. While the Corporate Net Income objective was not achieved at Target, the Company had record net income for 2018. The Company believes that to be a significant achievement which benefits all stockholders.

For 2018, the Company achieved 88.8% of the Corporate Net Income target level and one of the four components of the Corporate Growth Goal.

•	Individual Performance Objectives

The Chairman and Chief Executive Officer and the Committee agreed upon the Chairman and Chief Executive Officer’s Individual Performance Objectives at the beginning of 2018. For executives other than the Chairman and Chief Executive Officer, the Chairman and Chief Executive Officer and the executive agree upon Individual Performance Objectives at the beginning of each calendar year. These Individual Performance Objectives may either be financial objectives for a particular business segment or organization, or achievement of certain financial, cultural, safety, service or other strategic objectives specific to their function and responsibility. For each business segment leader, the financial performance of the executive’s segment comprises a significant portion of the executive’s Individual Performance Objectives. For example, for 2018, global surfactant operating income comprised 40% of the short-term incentive compensation objectives for Mr. Behrens, the Company’s Vice President and General Manager – Surfactants, and global polymer operating income comprised 40% of the short-term incentive compensation objectives for Mr. Moriarty, the Company’s Vice President and General Manager – Polymers.

For 2018, the Corporate Financial Performance Objectives and Individual Performance Objectives weightings and results for the NEOs were as follows:

	Corporate Financial Performance Objectives		DRIVE Initiatives (1)		Safety Objectives (2)		Individual Objectives (3)
NEO	Weight	Payout	Weight	Payout	Weight	Payout	Weight	Payout

F. Quinn Stepan, Jr., Chairman, President and Chief Executive Officer	80.00%	60.80%	—	—	—	—	20.00%	15.60%
Matthew J. Eaken, Vice President, Corporate Controller and Former Interim Chief Financial Officer	50.00%	38.02%	12.50%	12.50%	5.00%	5.00%	32.50%	20.00%
Luis E. Rojo, Vice President and Chief Financial Officer	50.00%	38.02%	10.00%	10.00%	5.00%	5.00%	35.00%	35.00%
Scott R. Behrens, Vice President and General Manager – Surfactants	40.00%	30.42%	—	—	5.00%	5.00%	55.00%	51.00%
Arthur W. Mergner, Vice President – Supply Chain	50.00%	38.02%	10.00%	10.00%	5.00%	5.00%	35.00%	35.00%
Sean T. Moriarty, Vice President and General Manager – Polymers	50.00%	30.42%	—	—	5.00%	5.00%	55.00%	9.50%
Jennifer Ansbro Hale, Former Vice President, General Counsel, Chief Compliance Officer and Secretary	50.00%	—	—	—	5.00%	—	45.00%	—
(1)	The objective consisted of cost savings from DRIVE initiatives.
(2)	The objective consisted of global OSHA recordable rate.
(3)

Individual objectives include cultural, corporate development, financial, compliance and strategic initiative goals that relate to each executive’s areas of responsibility.  Mr. Stepan’s individual objective also included a safety objective.

The amounts earned by the NEOs under the Company’s short-term compensation program for 2018 are set forth in the Non‑Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Incentive Compensation

The Committee typically grants stock options, SARs and performance shares annually to the NEOs under the Company’s long-term incentive plan. In 2018, the Committee reviewed and approved an allocation of long-term incentives for the NEOs other than the Chairman and Chief Executive Officer at approximately 15% of the total grant amount as stock options, 45% of the total grant amount as SARs, and 40% of the total grant amount as performance shares. The long-term incentive components for the Chairman and Chief Executive Officer were allocated at approximately 30% of the total grant amount as stock options, 30% of the total grant amount as SARs, and 40% of the total grant amount as performance shares. The Committee approved this allocation for the Chairman and Chief Executive Officer due to the fact that the Chairman and Chief Executive Officer has delivered multiple successive years of record performance and has the highest level of responsibility for the Company’s direction.

NEO	Stock Option Value	Stock Appreciation Rights Value	Performance Shares Value	Total 2018 LTI Value

F. Quinn Stepan, Jr., Chairman, President and Chief Executive Officer	$600,000	$600,000	$800,000	$2,000,000
Matthew J. Eaken, Vice President, Corporate Controller and Former Interim Chief Financial Officer	$18,750	$56,250	$50,000	$125,000
Luis E. Rojo, Vice President and Chief Financial Officer (1)	—	—	—	—
Scott R. Behrens, Vice President and General Manager – Surfactants	$75,000	$225,000	$200,000	$500,000
Arthur W. Mergner, Vice President – Supply Chain	$75,000	$225,000	$200,000	$500,000
Sean T. Moriarty, Vice President and General Manager – Polymers	$52,500	$157,500	$140,000	$350,000
Jennifer Ansbro Hale, Former Vice President, General Counsel, Chief Compliance Officer and Secretary	$52,500	$157,500	$140,000	$350,000
(1)	Mr. Rojo joined the Company after the Committee awarded the annual equity grant to NEOs but received an equity grant in connection with his hiring in May 2018, as described below.

The chart below shows the number of each type of equity award that the Committee granted to the NEOs as part of the annual 2018 equity grant:

NEO	Stock Options	Stock Appreciation Rights	Performance Shares (at Target)

F. Quinn Stepan, Jr., Chairman, President and Chief Executive Officer	27,574	27,574	10,960
Matthew J. Eaken, Vice President, Corporate Controller and Former Interim Chief Financial Officer	862	2,585	685
Luis E. Rojo, Vice President and Chief Financial Officer	—	—	—
Scott R. Behrens, Vice President and General Manager – Surfactants	3,447	10,340	2,740
Arthur W. Mergner, Vice President – Supply Chain	3,447	10,340	2,740
Sean T. Moriarty, Vice President and General Manager – Polymers	2,413	7,238	1,918
Jennifer Ansbro Hale, Former Vice President, General Counsel, Chief Compliance Officer and Secretary	2,413	7,238	1,918

The grants of stock options, SARs and performance share awards to the NEOs are shown in the Grants of Plan-Based Awards Table.  The Board of Directors believes that such awards provide long-term incentive compensation that is market competitive to attract and retain executives who drive long-term growth of the Company and further align the interests of those executives with the interests of the Company’s stockholders.

In addition to the annual long-term incentive awards, grants of stock options, SARs, performance shares and other stock awards may be awarded to executive officers at other times based on factors that the Committee determines to be relevant, including upon hire, upon promotion or for extraordinary job performance.  Pursuant to the 2011 Incentive Compensation Plan, Mr. Rojo received an equity grant with a target value of $500,000 upon his hire in May 2018. Mr. Rojo’s grant consisted of 15% stock options (3,440), 45% SARs (10,321) and 40% performance shares (2,822).

•	Stock Options

Stock options are granted annually with an exercise price equal to the fair market value of the Common Stock on the date of grant and have a ten-year term.  Options vest ratably over a three-year period. Backdating of stock options is prohibited under all circumstances.

•	Stock Appreciation Rights

SARs are granted annually at the fair market value of the Common Stock on the date of the grant and have a ten-year term. SARs vest ratably over a three-year period and are settled in stock.

•	Stock Awards (Performance Shares)

Performance shares are earned primarily based upon achievement of Corporate Net Income results versus Threshold, Target and Maximum objectives for the calendar year during which the grant is made.  A maximum of 150% of the award can be earned if Corporate Net Income exceeds the Maximum objective.  Shares are distributed following the completion of a three-year performance period, after being measured against a three-year average Corporate Return on Invested Capital (“ROIC”) modifier that could increase or decrease the number of shares earned by up to 30%.3  For the performance shares granted in 2018, the Company will determine the number of performance shares that may vest after the performance period ending December 31, 2020 based on the following Corporate Net Income objectives:

Performance Level	2018 Corporate Net Income	Initial Share Award (% of Target)

Threshold	$94 million	50%
Target	$118 million	100%
Maximum	$138 million	150%

[3]	Return on Invested Capital is a non-GAAP measure. See Appendix A for a definition.

The Company will determine the number of performance shares that actually vest after the performance period ending December 31, 2020 based on the following ROIC modifiers:

2018-2020 Average ROIC	Award Modifier

11%	-30%
12%	No impact
13%	+30%

The 2018 result of $114.4 million in Corporate Net Income was below the Target level. Therefore, the number of shares ultimately earned and issued for the 2018 grant will be 88.8% of Target plus or minus a modifying factor of up to 30% based on the average ROIC calculated over the three-year period ending December 31, 2020.

Retirement Benefits

•	Retirement Plan for Salaried Employees

Effective June 30, 2006, the Company froze the Retirement Plan for Salaried Employees (the “Retirement Plan for Salaried Employees”) and ended the benefit accrual for all participants.  Eligible participants were all employees not covered by a collective bargaining agreement who were employees prior to July 1, 2006.  The Retirement Plan for Salaried Employees was replaced by the Savings and Investment Retirement Plan (“SIRP”), which provides for Company contributions into the employee’s SIRP account (see the discussion below in the “Savings and Investment Retirement Plan” section).  The primary purpose of both the Retirement Plan for Salaried Employees and the SIRP is to retain valuable employees.

The amounts included in the Pension Benefits table are the present values of the benefits expected to be paid under the Retirement Plan for Salaried Employees in the future.  The amount of each future payment is based on the current accrued pension benefit.  The actuarial assumptions, with the exception of the expected retirement age, are consistent with those used in the Company’s financial statements.  The retirement age is the earliest unreduced retirement age as defined in the Retirement Plan for Salaried Employees and the SIRP.

The pension benefit information set forth in this proxy statement has been calculated based on actuarial assumptions that are considered to be reasonable.  Other actuarial assumptions could also be considered to be reasonable which would result in different pension benefit estimates.

•	Supplemental Executive Retirement Plan

NEOs participate in the same basic retirement plans as all other employees, with the exception of the Chairman and Chief Executive Officer, who is also currently eligible for benefits under the Supplemental Executive Retirement Plan (“SERP”).  The SERP was created to provide supplemental retirement benefits to any executive affected by IRS limits on benefits that otherwise would be available through the Retirement Plan for Salaried Employees.  The benefits are calculated according to the same retirement plan formula that applies to all eligible employees.  The SERP is offered to retain and motivate the covered NEOs.  The Company believes that all elements of the SERP are customary for this type of retirement plan.  The SERP was frozen as of June 30, 2006.  The funding status of the SERP is reviewed periodically.  Currently, the Company has elected not to fund the SERP.

•	Savings and Investment Retirement Plan

Pursuant to the SIRP, in each payroll period during 2018, the Company made a contribution to the SIRP account of each eligible employee, including the NEOs. The amount of the Company contribution in 2018 was a dollar-for-dollar matching contribution of up to six percent of the participant’s base salary for the portion of the payroll period during which the participant was an eligible employee (subject to certain limits). All of the NEOs received SIRP contributions in 2018 in the amounts set forth in the Summary Compensation Table.

•	Profit Sharing Contributions

The Company may make additional profit sharing contributions under the SIRP to each eligible employee, including the NEOs and salaried, hourly and union employees. The Company’s profit sharing contributions are designed to (i) provide eligible employees with an element of their retirement savings that is directly connected to the Company’s financial results, (ii) provide a tax‑deferred retirement savings vehicle for eligible employees while giving participants the incentive to optimize the Company’s financial results, and (iii) allow eligible employees to enjoy the benefits of the Company’s success.

Each year management determines, based on the Company’s financial results, whether to recommend to the Committee that the Company make a profit sharing contribution to the accounts of eligible participants. The Committee reviews management’s recommendation and, if approved, presents the recommendation to the Board of Directors for approval. In 2018, the Committee recommended a profit sharing contribution that is based on two and one-half percent of the Company’s pre-tax income.

•	Employee Stock Ownership Plan

The Stepan Company Employee Stock Ownership Plan II (“ESOP II”) is designed to (i) expand stock ownership among employees, (ii) encourage greater employee interest in the Company’s financial results, (iii) benefit employees financially by enabling them to acquire shares of the Company’s Common Stock without making contributions, and (iv) provide eligible employees with the opportunity to share in the growth of the Company.

Contributions to ESOP II are a part of the profit sharing contribution under the SIRP as described in the “Profit Sharing Contributions” section above and may be reallocated to ESOP II in shares of Company Common Stock. The ESOP II allocation is made to broaden Company stock ownership among employees for further alignment with the interests of Company stockholders. For 2018, the Committee approved a 100% reallocation to ESOP II.

•	Supplemental Executive Savings and Investment Retirement Contributions

The Board of Directors has the authority to approve supplemental contributions to provide retirement benefits to any executive affected by IRS limits on benefits that otherwise would be available through contributions to the SIRP. The supplemental contributions are provided to executives as a common executive benefit that allows the Company to be competitive for executive compensation and benefits. During 2018, all of the NEOs were eligible to receive supplemental contributions in the amount by which a six percent contribution to the NEO’s SIRP account by the Company would exceed IRS limits. All supplemental contributions to the NEOs in 2018 are included in the Summary Compensation Table.

Perquisites

The Company provides NEOs with limited perquisites that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program because they better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the perquisites provided to the NEOs and other executives. For 2018, these perquisites represented a small percentage of each NEO’s total compensation, ranging from 0.17% to 2.17%, with a median of 0.89%. The dollar values of perquisites provided to each NEO ranged from $1,536 to $35,349, with a median of $9,174.

All executives at the Vice President level and higher, including the NEOs, are provided the use of Company-leased vehicles, including fuel, maintenance and insurance. The allowance for the initial vehicle cost is set by salary grade. The personal use value is computed using the IRS annual lease valuation rule. Other travel benefits, including spousal travel on a limited basis, are provided periodically.

The Company maintains two Company-owned properties that are not used solely for business purposes. Executives, including the NEOs, are allowed to use these properties for personal use if and when the properties are not needed for business purposes. When these properties are used by the NEOs for personal reasons, such values are included in the Summary Compensation Table under “All Other Compensation” based on the incremental cost to the Company.

The Company purchases tickets for a variety of entertainment events. These tickets are used primarily for business purposes. However, at various times, these tickets are used by executives for personal use. Where these tickets are used for personal purposes, the actual cost to the Company for the tickets is reported in the Summary Compensation Table under “All Other Compensation.” In addition, the Company pays club membership dues for the Chairman and Chief Executive Officer that are not exclusively used for business entertainment. The actual cost paid for club membership dues is included in the Summary Compensation Table under “All Other Compensation.”

Clawback Policy

In February 2018, the Company adopted a Clawback Policy that applies to the Company’s executive officers who are subject to Section 16 of the Exchange Act.  Under this policy, in the event that any executive covered by the policy engages in willful misconduct or fraud that substantially contributes to a material restatement of the Company’s financial statements, the Company will recover from all covered executives compensation that would not have been paid had the restated financial statements initially been correct.  The compensation that could be recovered includes short-term and long-term incentive compensation awarded based on the subsequently restated financial statements that was paid during the 12 months preceding the restatement.

Stock Ownership Policy

The NEOs are subject to a stock ownership policy. The Company instituted a stock ownership policy because it believes that ownership of Company stock is desirable in order to focus both short-term and long-term decision-making on the best interests of the Company and its stockholders. Ownership of Company stock aligns NEOs interests with the Company’s financial performance, including the performance of the Company’s Common Stock.

The stock ownership guidelines apply to all NEOs and certain other employees. The Company’s Chairman and Chief Executive Officer is required to maintain ownership of shares with a value of at least five times his base salary; each other executive officer is required to maintain ownership of shares with a value of at least two times his or her base salary; and each other participant required to maintain ownership of shares with a value of at least one times his or her base salary. All executives, including the NEOs, have five years from their initial stock grant to achieve compliance with these stock ownership requirements. In the event of a promotion that would require an increase in stock ownership under the terms of the policy, an executive has five years from the date of the promotion to achieve compliance with the new level of stock ownership requirements. All executives, including the NEOs, must meet their respective stock ownership requirement by making approximately 20% progress each year for five years. Recognizing the importance of retirement planning, a NEO may, commencing at age 61, reduce his or her holdings by 20% per year to a minimum of one times his or her annual base salary by the calendar year he or she attains the age of 65.

The following shares count towards the stock ownership requirements: (i) shares owned directly or by any immediate family member, (ii) shares owned indirectly as trustee or custodian for the benefit of children, (iii) shares owned in the Company’s ESOP II, (iv) shares owned in the Company’s Employee Stock Purchase Plan, and (v) shares held in any Company deferred compensation plan. Unvested restricted stock award grants may also count towards the stock ownership requirement. Grants of stock options, SARs and performance shares do not count towards the stock ownership requirement unless actually exercised or earned. No shares other than those stated above count towards the stock ownership requirements.

The stock ownership policy is reviewed by the Committee, as needed, on a periodic basis against general industry benchmarks of stock ownership.

The Committee reviews annually whether executives, including the NEOs, are in compliance with the stock ownership policy. The Committee determined that all executive officers, including the NEOs, were in compliance with the Company’s stock ownership requirements as of March 2019. Executive officers who received their initial stock grant over five years ago are in full compliance and executive officers who received their initial stock grant within the last five years have made the requisite progress towards full compliance. If an executive fails to comply with stock ownership policy and annual progress requirements, the executive is not eligible to receive grants of stock options, SARs, performance shares, or any other awards under the 2011 Incentive Compensation Plan, until the executive complies with these requirements.

Hedging and Trading Restrictions

The Company has an Insider Trading Policy that, among other things, prohibits NEOs, officers, directors and employees from hedging the economic risk of their stock ownership and prohibits short-selling of the Company’s securities.  This policy also prohibits executive officers, directors and covered employees from trading in the Company’s securities outside of trading window periods or without pre-clearance.

Post-Termination Benefits

The Company does not maintain any plans or other arrangements with its executives that provide for severance or post-termination compensation in the event of a future termination of the executive’s employment. In addition, there are no special considerations for Company executives in connection with terminations due to death, disability, for cause or voluntary choice, including retirement. The Company may, however, occasionally enter into separation agreements with its executives at the time of the executive’s termination of employment that provide for severance payments or benefits. In connection with Ms. Hale’s departure in September 2018, the Company and Ms. Hale entered into a Separation Agreement and Release (the “Separation Agreement”). The terms of the Separation Agreement are described under “Potential Payments upon Termination or Change in Control” and the compensation that Ms. Hale received pursuant to the Separation Agreement is included in the Summary Compensation Table.

Impact of Tax and Accounting Considerations

The Company monitors compensation and benefits-related accounting rules, securities rules, tax rules and all other federal and state regulations on an ongoing basis through internal sources and external sources such as consultants, advisors and outside legal counsel.  The Company routinely considers such rules and regulations and their impact on plan design alternatives and Company performance.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for annual compensation paid to a chief executive officer and “covered employees” in excess of $1 million.  For tax years beginning on or prior to December 31, 2017, the deduction limit included an exception for “qualified performance-based compensation.”  However, the Tax Cuts and Jobs Act (the “Tax Act”) amended certain aspects of Section 162(m), including eliminating the exception for “qualified performance-based compensation,” effective for tax years beginning after December 31, 2017.

The Tax Act provides for a grandfather provision, pursuant to which remuneration that is provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date, will not be subject to the amendments made to Section 162(m) by the Tax Act.  To the extent available, the Company intends to continue to treat “qualified performance-based compensation” that is grandfathered under the Tax Act as deductible compensation.

In developing and implementing executive compensation policies and programs, the Committee considers whether particular payments and awards are deductible for federal income tax purposes. However, the Committee retains the discretion and flexibility to award compensation that is not deductible under Section 162(m), including compensation that would not have qualified as performance-based compensation under the requirements of Section 162(m) as in effect prior to the Tax Act.

Compensation and Development Committee Report

In 2018, the Company’s Compensation and Development Committee was comprised of the following independent directors: Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed and Mr. Wehmer. Each of these directors satisfies the New York Stock Exchange’s rules for independence. During 2018, Mr. Lawton served as Chair of the Committee.

The Compensation and Development Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

COMPENSATION AND DEVELOPMENT COMMITTEE

Michael R. Boyce

Randall S. Dearth

Joaquin Delgado

Gregory E. Lawton

Jan Stern Reed

Edward J. Wehmer

2018 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended on December 31, 2016, December 31, 2017 and December 31, 2018. Additional information related to each component of compensation for the NEOs is provided above in the Compensation Discussion and Analysis.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
F. Quinn Stepan, Jr.	2018	$925,000	—	$768,296	$1,200,572	$706,800	—	$116,269	$3,716,937
Chairman, President and Chief Executive Officer	2017	$890,000	—	$734,588	$1,140,017	$627,770	$186,810	$115,184	$3,694,369
	2016	$833,333	—	$642,765	$1,018,606	$1,619,167	$93,424	$94,007	$4,301,302
Matthew J. Eaken	2018	$240,824	$20,000	$48,019	$75,041	$87,298	—	$21,067	$492,249
Vice President, Corporate Controller and Former Interim Chief Financial Officer

Luis E. Rojo	2018	$251,894	$31,702	$192,432	$299,990	$133,041	N/A	$19,272	$928,331
Vice President and Chief Financial Officer

Scott R. Behrens	2018	$395,833	—	$192,074	$300,143	$205,476	—	$44,770	$1,138,296
Vice President and General Manager – Surfactants	2017	$370,000	—	$193,293	$300,018	$186,401	$28,180	$46,830	$1,124,722
	2016	$340,000	—	$151,251	$239,676	$393,720	$12,798	$39,949	$1,177,394
Arthur W. Mergner	2018	$396,667	—	$192,074	$300,143	$209,504	—	$34,701	$1,133,089
Vice President – Supply Chain	2017	$364,583	—	$193,293	$300,018	$93,438	$45,114	$45,149	$1,041,595
	2016	$320,000	—	$151,251	$239,676	$359,328	$21,847	$37,083	$1,129,185
Sean T. Moriarty	2018	$345,833	—	$134,452	$210,102	$93,201	—	$30,254	$813,842
Vice President and General Manager – Polymers

Jennifer Ansbro Hale	2018	$284,564	—	$557,494	$524,778	—	N/A	$813,187	$2,180,023
Former Vice President, General Counsel, Chief Compliance Officer and Secretary	2017	$339,167	—	$85,064	$132,033	$141,639	N/A	$41,554	$739,457

____________________

(1)	Amount for 2018 for Ms. Hale includes a $20,480 payment for accrued vacation.
(2)

Amount for 2018 for Mr. Eaken consists of a one-time payment in recognition for his service as Interim Chief Financial Officer. Amount for 2018 for Mr. Rojo consists of moving expenses ($21,702) and relocation allowance ($10,000).

(3)

Amounts for 2018 are performance share awards that are subject to performance-based vesting conditions and reflect the most probable outcome award value at the date of the grant in accordance with FASB ASC Topic 718. See Note 11, Stock-based Compensation, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of relevant assumptions used in calculating the fair values pursuant to ASC Topic 718. These performance share awards are subject to achievement of the performance conditions as described in the section above entitled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.” The maximum grant date values, assuming achievement of the highest level of performance conditions, would be:

Name	2017
F. Quinn Stepan, Jr.	$1,498,177
Matthew J. Eaken	$93,636
Luis E. Rojo	$375,243
Scott R. Behrens	$374,544
Arthur W. Mergner	$374,544
Sean T. Moriarty	$262,181
Jennifer Ansbro Hale	$262,181

Amount for Ms. Hale also includes the value of accelerated performance shares as of the date of vesting ($423,042).

(4)

Amounts for 2018 include the grant date fair value of stock options and SARs granted during the fiscal year ended December 31, 2018, calculated in accordance with FASB ASC Topic 718. See Note 11, Stock-based Compensation, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of relevant assumptions used in calculating the fair values pursuant to ASC Topic 718. Amount for

2018 for Ms. Hale also includes the value of accelerated stock options as of the date of vesting ($97,029) and the value of accelerated SARs as of the date of vesting ($217,647).
(5)	Amounts for 2018 reflect annual incentive awards earned pursuant to the Management Incentive Plan with respect to 2018 performance, which were paid in February 2019.
(6)

Amounts for 2018 reflect the actuarial decrease in the present value of the NEO’s benefits under the Company’s pension plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. An increase in the discount rate led to the following decreases in pension values during 2018: Mr. Stepan, Jr.: $114,505; Mr. Eaken: $10,796; Mr. Behrens: $20,123; Mr. Mergner: $27,206; Mr. Moriarty: $20,709.

(7)

Amounts for 2018 include Company contributions to each NEO’s defined contribution accounts as follows: Mr. Stepan, Jr.: $80,920; Mr. Eaken: $21,067; Mr. Rojo: $19,272; Mr. Behrens: $34,628 ; Mr. Mergner: $34,701; Mr. Moriarty: $30,254; and Ms. Hale: $15,845. Amounts for 2018 for Messrs. Stepan, Jr. and Behrens also include personal use of Company-leased vehicles and spousal travel. Amount for 2018 for Mr. Stepan, Jr. also includes club membership dues and personal and family use of Company-owned properties. Amount for 2018 for Ms. Hale also includes a lump sum cash payment in the amount of $797,342 paid pursuant to the Separation Agreement.

2018 Grants of Plan-Based Awards

	Type of Award (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (3)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name			Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
F. Quinn Stepan, Jr.	MIP	—	$0	$925,000	$1,850,000
	SA	2/21/2018				5,480	10,960	21,372				$768,296
	SAR	2/21/2018							27,574	$72.99	$73.07	$600,286
	NQS	2/21/2018							27,574	$72.99	$73.07	$600,286
Matthew J. Eaken	MIP	—	$0	$115,596	$231,191
	SA	2/21/2018				343	685	1,336				$48,019
	SAR	2/21/2018							2,585	$72.99	$73.07	$56,275
	NQS	2/21/2018							862	$72.99	$73.07	$18,766
Luis E. Rojo	MIP	—	$0	$151,136	$302,273
	SA	2/21/2018				1,411	2,822	5,503				$192,432
	SAR	2/21/2018							10,321	$70.86	$70.91	$224,998
	NQS	2/21/2018							3,440	$70.86	$70.91	$74,992
Scott R. Behrens	MIP	—	$0	$237,500	$475,000
	SA	2/21/2018				1,370	2,740	5,343				$192,074
	SAR	2/21/2018							10,340	$72.99	$73.07	$225,102
	NQS	2/21/2018							3,447	$72.99	$73.07	$75,041
Arthur W. Mergner	MIP	—	$0	$238,000	$476,000
	SA	2/21/2018				1,370	2,740	5,343				$192,074
	SAR	2/21/2018							10,340	$72.99	$73.07	$225,102
	NQS	2/21/2018							3,447	$72.99	$73.07	$75,041
Sean T. Moriarty	MIP	—	$0	$207,500	$415,000
	SA	2/21/2018				959	1,918	3,740				$134,452
	SAR	2/21/2018							7,238	$72.99	$73.07	$157,571
	NQS	2/21/2018							2,413	$72.99	$73.07	$52,531
Jennifer Ansbro Hale	MIP	—	$0	$170,738	$341,477
	SA	2/21/2018				959	1,918	3,740				$134,452
	SAR	2/21/2018							7,238	$72.99	$73.07	$157,571
	NQS	2/21/2018							2,413	$72.99	$73.07	$52,531

___________________

(1)	Type of Award: MIP – Management Incentive Plan award; SA – stock award (performance shares); SAR – stock appreciation rights; NQS – non-qualified stock options.
(2)

Reflects Target payouts under the Company’s Management Incentive Plan. These Target amounts are based on the NEO’s salary and position as of the date of grant. Actual amounts paid are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(3)	Reflects the option exercise price, which is the average of the opening price and closing price on the date of the grant.
(4)

Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 for stock awards, SARs and stock options granted during the fiscal year ended December 31, 2018. See Note 11, Stock-based Compensation, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of relevant assumptions used in calculating the fair values pursuant to ASC Topic 718. The stock awards are subject to achievement of the performance conditions as described in the section above entitled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.” The grant date fair values of stock awards are calculated using the most probable outcome of applicable performance conditions.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
F. Quinn Stepan, Jr.	36,952		$42.77	2/13/2022	28,657	$2,120,613	15,119	$1,118,839
	38,844		$63.11	2/18/2023
	37,752		$61.91	2/17/2024
	57,766		$41.16	2/16/2025
	69,482		$43.85	2/22/2026
	16,034	32,068	$78.58	2/20/2027
	18,382	36,766	$72.99	2/20/2028
Matthew J. Eaken	1,511		$63.11	2/18/2023	1,517	$112,273	871	$64,486
	1,888		$61.91	2/17/2024
	3,679		$43.85	2/22/2026
	844	1,688	$78.58	2/20/2027
	1,148	2,299	$72.99	2/20/2028
Luis E. Rojo		13,761	$70.86	5/1/2028	—	—	1,975	$146,180
Scott R. Behrens	1,298		$42.77	2/13/2022	6,743	$499,008	3,878	$286,946
	2,590		$63.11	2/18/2023
	3,147		$61.91	2/17/2024
	2,661		$58.22	4/28/2024
	5,851		$41.16	2/16/2025
	16,349		$43.85	2/22/2026
	4,219	8,440	$78.58	2/20/2027
	4,595	9,192	$72.99	2/20/2028
Arthur W. Mergner	2,076		$42.77	2/13/2022	6,743	$499,008	3,878	$286,946
	1,942		$63.11	2/18/2023
	6,292		$61.91	2/17/2024
	15,404		$41.16	2/16/2025
	16,349		$43.85	2/22/2026
	4,219	8,440	$78.58	2/20/2027
	4,595	9,192	$72.99	2/22/2028
Sean T. Moriarty	1,726		$63.11	2/18/2023	2,528	$187,077	1,931	$142,885
	2,517		$61.91	2/17/2024
	5,329		$58.22	4/28/2024
	6,131		$43.85	2/22.2026
	1,265	2,532	$78.58	2/20/2027
	3,216	6,435	$72.99	2/20/2028
Jennifer Ansbro Hale	—	—	—	—	—	—	—	—

____________________

(1)	Reflects stock options and SARs that vest as set forth in the table below.

Name	SARs (#)	Options (#)	Vesting Date
F. Quinn Stepan, Jr.	8,017	8,017	2/21/2019
	8,017	8,017	2/21/2020
	9,191	9,191	12/31/2019
	9,192	9,192	12/31/2020
Matthew J. Eaken	211	633	2/21/2019
	211	633	2/21/2020
	287	861	12/31/2019
	288	861	12/31/2020
Luis E. Rojo	1,146	3,440	5/2/2019
	1,146	3,440	5/2/2020
	1,147	3,441	5/2/2021
Scott R. Behrens	3,164	1,055	2/21/2019
	3,164	1,055	2/21/2020
	1,149	3,446	12/31/2019
	1,149	3,446	12/31/2020
Arthur W. Mergner	3,164	1,055	2/21/2019
	3,164	1,055	2/21/2020
	1,149	3,446	12/31/2019
	1,149	3,446	12/31/2020
Sean T. Moriarty	316	949	2/21/2019
	317	949	2/21/2020
	804	2,412	12/31/2019
	805	2,412	12/31/2020

(2)	Reflects stock awards granted in February 2016 that vested in February 2019 based on the Company’s achievement of pre-established goals for the performance measurement period ended December 31, 2018.
(3)	The market value of stock awards reported in this table is based on the $74.00 closing market price of the Company’s Common Stock on December 31, 2018.
(4)

Reflects stock awards that will vest as set forth in the table below based on the Company’s achievement of pre-established performance goals. The number of shares that vest following the ROIC performance period ending December 31, 2019 will be determined based on the number of shares earned after the one-year Corporate Net Income measurement period ended December 31, 2017, with the shares earned increased or decreased based on the average ROIC achieved for the three-year period ending December 31, 2019. The number of shares that vest following the ROIC performance period ending December 31, 2020 will be determined based on the number of shares earned after the one-year Corporate Net Income measurement period ended December 31, 2018, with the shares earned increased or decreased based on the average ROIC achieved for the three-year period ending December 31, 2020. The number of shares reported for awards with a performance period ending December 31, 2019 is based on achieving Target Corporate Net Income performance because the Company exceeded Threshold Corporate Net Income performance in the applicable measurement period and based on actual ROIC performance in the applicable measurement period. The number of shares reported for awards with a performance period ending December 31, 2020 is based on achieving Target Corporate Net Income performance because the Company exceeded Threshold Corporate Net Income performance in the applicable measurement period and based on actual ROIC performance in the applicable measurement period.

Name	Stock Awards (#)	Last Day of Performance Period
F. Quinn Stepan, Jr.	7,447	12/31/2019
	7,672	12/31/2020
Matthew J. Eaken	392	12/31/2019
	480	12/31/2020
Luis E. Rojo	1,975	12/31/2020
Scott R. Behrens	1,960	12/31/2019
	1,918	12/31/2020
Arthur W. Mergner	1,960	12/31/2019
	1,918	12/31/2020
Sean T. Moriarty	588	12/31/2019
	1,343	12/31/2020

2018 Option Exercises and Stock Vested

	Option Awards (1)			Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (3)
F. Quinn Stepan, Jr.	35,766	$1,580,793	25,758	$2,080,216
Matthew J. Eaken	—	—	1,547	$124,936
Luis E. Rojo	—	—	—	—
Scott R. Behrens	—	—	6,869	$554,740
Arthur W. Mergner	1,734	$82,348	6,869	$554,740
Sean T. Moriarty	—	—	2,577	$208,119
Jennifer Ansbro Hale	20,611	$437,888	4,862	$423,043

____________________

(1)	Reflects exercises of stock options and SARs.
(2)

The stock awards for NEOs other than Ms. Hale, which were granted in 2015, vested in 2018 as a result of the Company achieving certain financial performance targets during the performance period ending December 31, 2017.  Mr. Rojo joined the Company in 2018 and therefore did not receive a stock award in 2015.  The stock awards for Ms. Hale vested pursuant to the terms of the Separation Agreement.

(3)

For NEOs other than Ms. Hale, the value is based on the market value of the Company’s Common Stock of $80.76 per share on March 6, 2018, the date of vesting.  For Ms. Hale, the value is based on the market value of the Company’s Common Stock of $87.01 per share on September 28, 2018, the business day prior to the date of vesting.

2018 Pension Benefits

The pension values included in the table below are the present value of the benefits expected to be paid in the future under the Company’s Retirement Plan for Salaried Employees and the SERP. The amount of each future payment is based on the current accrued pension benefit and the values of the benefits issued under these plans are determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The retirement age is the earliest unreduced retirement age as defined in each plan. Further information regarding the Company’s Retirement Plans is provided above in the Compensation Discussion and Analysis.

For the Retirement Plan for Salaried Employees and the SERP amounts included in the Present Value of Accumulated Benefit column, the normal retirement benefit is based on the following formula:

•	50% of final average earnings less 50% of the participant’s primary Social Security benefit multiplied by service up to 30 years divided by 30.
•	Normal Retirement: Age 65.
•

Early Retirement: Retirement before age 65 but after attaining age 55 and completing five years of vesting service. The normal retirement benefit is reduced by 0.33% per month for each month between the date on which payments begin and the date of the participant’s 63rd birthday. F. Quinn Stepan, Jr. and Arthur W. Mergner are currently eligible for early retirement.

•	Service: Credited from date of hire to June 30, 2006, with a maximum of 30 years.
•

Final Average Earnings: Highest consecutive five years of base compensation during last ten years of service through June 30, 2006. This amount is limited for the Retirement Plan for Salaried Employees to the amount allowed by Code regulations.

The specific assumptions used in estimating the amounts in the Present Value of Accumulated Benefit column include:

•

Assumed Retirement Age: Pension benefits are assumed to begin at each participant’s earliest unreduced retirement age, but not before the participant’s current age. The earliest unreduced retirement age is 63 for both plans.

•	Discount Rate: The applicable discount rate as of December 31, 2018 was 4.3%.
•

Mortality Table: The mortality table used as of December 31, 2016, is the RP-2016 table (RP-2014 mortality table with scale MP-2014 improvements from 2006-2014 removed) projected forward generationally using MP-2016 improvement scale. The 2016 table has slightly higher mortality rates relative to the table used for 2015. The mortality table used as of December 31, 2017 is the RP-2017 table (RP-2014 mortality table adjusted backward to 2006 with MP-2014 improvements) projected forward generationally using MP-2017 improvement scale. The mortality table used as of December 31, 2018 is the RP-2018 table (RP-2014 mortality table adjusted backward to 2006 with scale MP-2014 improvements) projected forward generationally using MP-2018 improvement scale. The 2018 table has slightly higher mortality rates relative to the 2017 table.

The information shown in the table below has been developed based on actuarial assumptions that the Company believes to be reasonable. Other actuarial assumptions could also be considered to be reasonable and would result in different values.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
F. Quinn Stepan, Jr.	Retirement Plan for Salaried Employees	20.7	$728,858	—
	Supplemental Executive Retirement Plan	20.7	$829,585	—
Matthew J. Eaken	Retirement Plan for Salaried Employees	8.0	$140,854	—
	Supplemental Executive Retirement Plan	N/A	N/A	N/A
Luis E. Rojo	Retirement Plan for Salaried Employees	N/A	N/A	N/A
	Supplemental Executive Retirement Plan	N/A	N/A	N/A
Scott R. Behrens	Retirement Plan for Salaried Employees	13.4	$166,491	—
	Supplemental Executive Retirement Plan	N/A	N/A	N/A
Arthur W. Merger	Retirement Plan for Salaried Employees	17.4	$332,535	—
	Supplemental Executive Retirement Plan	N/A	N/A	N/A
Sean T. Moriarty	Retirement Plan for Salaried Employees	13.8	$172,420	—
	Supplemental Executive Retirement Plan	N/A	N/A	N/A
Jennifer Ansbro Hale	Retirement Plan for Salaried Employees	N/A	N/A	N/A
	Supplemental Executive Retirement Plan	N/A	N/A	N/A

2018 Nonqualified Deferred Compensation

Pursuant to the Company’s Management Incentive Plan, certain executives, including the NEOs, may defer annual incentive awards earned. Deferral elections are made by eligible executives in June of each year for the amounts to be earned for that year.  An executive may defer all or a portion of his or her award pursuant to the provisions of the Management Incentive Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change as allowed under the Management Incentive Plan. Additional information regarding the Management Incentive Plan is included in the “Elements of Compensation” section of the Compensation Discussion and Analysis.

After an executive has elected to defer all or a portion of his or her annual incentive awards, no amounts can be paid until the executive has separated from service with the Company in accordance with the provisions of the Management Incentive Plan. At that time, benefits in the executive’s account shall be paid in a single sum or in substantially equal annual installments over three, five or ten years, as elected by the executive.

Executives may also elect to defer receipt of all or a portion of certain incentive compensation payments in accordance with the Stepan Company Performance Award Deferred Compensation Plan (effective January 1, 2008) (the “Performance Award Deferred Compensation Plan”). Information regarding deferrals under the Management Incentive Plan and Performance Award Deferred Compensation Plan is included in the table below.

Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
F. Quinn Stepan, Jr.	Management Incentive Plan	—	—	(406,667)	—	7,540,556
	Performance Award Deferred Compensation Plan	2,080,216	—	(819,196)	—	11,454,086
Matthew J. Eaken	Management Incentive Plan	—	—	75	—	106,147
Luis E. Rojo	N/A	—	—	—	—	—
Scott R. Behrens	Management Incentive Plan	—	—	(41,411)	—	932,708
	Performance Award Deferred Compensation Plan	554,740	—	(63,424)	—	758,586
Arthur W. Mergner	Management Incentive Plan	209,504	—	(44,584)	—	808,579
	Performance Award Deferred Compensation Plan	554,740	—	(54,222)	—	622,315
Sean T. Moriarty	Management Incentive Plan	—	—	(21,633)	—	392,581
Jennifer Ansbro Hale	N/A	—	—	—	—	—

____________________

(1)

Reflects annual incentive awards deferred under the Management Incentive Plan for 2018, which otherwise would have been paid in 2019. The amounts deferred pursuant to the Management Incentive Plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Potential Payments upon Termination or Change in Control

Other than the Separation Agreement described below, the Company has no contracts, agreements, plans or other arrangements with its executives that provide for payments to NEOs in connection with a termination or change in control.  The Company may, however, occasionally enter into separation agreements with its executives at the time of the executive’s termination of employment that provide for severance payments or benefits.

In connection with Ms. Hale’s departure in September 2018, the Company and Ms. Hale entered into the Separation Agreement. Pursuant to the Separation Agreement, in consideration of Ms. Hale’s execution, delivery and non-revocation of a general release of claims and her continued compliance with the terms and conditions of the Separation Agreement, Ms. Hale was entitled to receive the following: (i) a cash amount equal to $1,563,592 (50% of which was to be paid in 2018 and 50% of which was to be paid in 2019), (ii) accelerated vesting of stock option awards covering 3,342 shares granted to Ms. Hale during the 2017 and 2018 calendar years, SARs awards covering 7,238 shares granted to Ms. Hale during the 2018 calendar year, 4,862 performance shares granted to Ms. Hale during the 2016, 2017 and 2018 calendar years. Ms. Hale’s other equity-based awards were treated in accordance with the terms and conditions of the applicable Company plans and award agreements pursuant to which they were granted. The compensation that Ms. Hale received in 2018 pursuant to the Separation Agreement is included in the Summary Compensation Table.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of the Company’s median employee to the annual total compensation of F. Quinn Stepan, Jr., the Company’s Chairman and Chief Executive Officer.  We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.  For the fiscal year ended December 31, 2018:

•	The median of the annual total compensation of all employees of the Company, except the Chairman and Chief Executive Officer, was $110,246;
•	The annual total compensation of the Company’s Chairman and Chief Executive Officer was $3,716,937; and
•

The ratio of the median of the annual total compensation of all Company employees, other than the Company’s Chairman and Chief Executive Officer, to the annual total compensation of the Company’s Chairman and Chief Executive Officer was approximately 1 to 34.

The Company chose December 31, 2018 as the date for determining the employee population used to identify the median employee. The Company identified the median employee using the base salaries of all employees globally, converting local currency non-U.S. base salaries into U.S. dollars using December 31, 2018 exchange rates.  Permanent employees who joined in 2018 and permanent employees who were on leave during 2018 were assumed to have worked for the entire year.  The Company used base salaries to identify the median employee because the Company does not widely distribute annual equity awards to employees and because this measure approximately reflects the total annual compensation of employees.  The Company used the same median employee as in the proxy statement relating to the 2018 Annual Meeting of Stockholders because there has been no change in the Company’s employee population or employee compensation arrangements that the Company believes would significantly impact the pay ratio disclosure.  The Company calculated the median employee’s and the Chairman and Chief Executive Officer’s annual total compensation consistent with the disclosure requirements for the Summary Compensation Table.  For purposes of this calculation, the median employee’s annual total compensation consisted of wages, premium pay (including overtime, holiday pay and shift differential), paid time off, non-equity incentive plan compensation, change in pension value and retirement plan contributions.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. The Compensation and Development Committee annually reviews the adequacy and competitiveness of the amount of the annual retainer fee, Board committee chair fees, and stock awards, and makes adjustments as it deems appropriate.

Directors’ Fees

For the fiscal year ended December 31, 2018, directors who were not also employees of the Company (“Non-Employee Directors”) were paid an annual retainer fee (“Annual Director Retainer Fee”) of $80,000. The Lead Independent Director was paid an additional annual fee of $15,000, the Chair of the Audit Committee was paid an additional annual fee of $20,000, the Chair of the Compensation and Development Committee was paid an additional annual fee of $15,000, the Chair of the Compliance Committee was paid an additional annual fee of $10,000, and the Chair of the Nominating and Corporate Governance Committee was paid an additional annual fee of $10,000. No fees or other compensation for service as a director were paid to directors who were also employees of the Company.

Directors Deferred Compensation Plan

A Non-Employee Director may defer receipt of his or her director compensation into one or more available investment options offered under the Stepan Company Directors Deferred Compensation Plan (as amended and restated as of January 1, 2012). At the election of a Non-Employee Director, deferred payments generally may be made in shares of Common Stock or cash, depending upon the election made by the Non-Employee Director.

Stock Awards and Incentive Compensation Program for Non-Employee Directors

Pursuant to the 2011 Incentive Plan and upon the terms and conditions as determined by the Compensation and Development Committee, each Non-Employee Director serving as a director of the Company on the date of the annual meeting of stockholders each year will be awarded an annual stock award (“Annual Stock Award”). At the Non-Employee Director’s election, the Annual Stock Award is either delivered at the time of the grant or deferred. For 2018, each Non-Employee Director serving as a director of the Company on April 24, 2018 received an Annual Stock Award of 1,157 shares of Common Stock. The number of shares was determined by dividing $90,000 by $77.77, the average of the opening and closing prices of Common Stock on the day of grant. The Annual Stock Award is vested upon grant and dividend equivalents are paid on deferred Annual Stock Awards. The Non-Employee Directors did not receive any other stock option or stock grants in 2018.

In addition to the Annual Stock Awards, under the 2011 Incentive Plan, the Compensation and Development Committee is also permitted to make grants of stock options or additional stock awards to Non-Employee Directors at the times and in the amounts and subject to such other terms and conditions as determined by the Compensation and Development Committee in its sole discretion. The Compensation and Development Committee granted no such awards in 2018.

Non-Employee Directors’ Stock Ownership Policy

The Company maintains a Non-Employee Directors’ Stock Ownership Policy that requires each Non-Employee Director to own a minimum amount of Common Stock equivalent in value to five times the current Annual Director Retainer Fee. The following shares count towards the stock ownership requirements: (i) shares owned directly or by any immediate family member, (ii) shares owned indirectly as trustee or custodian for the benefit of children and family members, and (iii) shares held in the Non-Employee Director’s deferred compensation plan accounts. Stock options do not count towards the stock ownership requirements unless actually exercised.

Each Non-Employee Director has five years from the date of his or her initial election or appointment as a director to achieve compliance with these stock ownership requirements. Compliance with the stock ownership policy for all Non-Employee Directors is reviewed on an annual basis. Currently, all Non-Employee Directors are in compliance with stock ownership requirements; Non‑Employee Directors appointed over five years ago are in full compliance and Non-Employee Directors appointed within the last five years have made the requisite progress towards full compliance. Any Non-Employee Director who is not in compliance with the required stock ownership level will not be eligible for any additional, discretionary grants of stock options or stock awards until compliance is achieved.

Hedging and Trading Restrictions

The Company’s Insider Trading Policy also applies to Non-Employee Directors. This policy, among other things, prohibits Non-Employee Directors from hedging the economic risk of their stock ownership, short-selling the Company’s securities, or trading in the Company’s securities outside of trading window periods or without pre-clearance.

2018 Director Compensation Table

The table below summarizes the compensation paid by the Company to Non-Employee Directors for the fiscal year ended December 31, 2018.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total
Michael R. Boyce	$90,000	$89,980	—	$179,980
Randall S. Dearth	$80,000	$89,980	—	$169,980
Joaquin Delgado	$80,000	$89,980	—	$169,980
Gregory E. Lawton	$95,000	$89,980	—	$184,980
Jan Stern Reed	$87,500	$89,980	—	$177,480
F. Quinn Stepan	$80,000	$89,980	$22,631	$192,611
Edward J. Wehmer	$115,000	$89,980	—	$204,980

____________________

(1)

F. Quinn Stepan, Jr., the Company’s Chairman and Chief Executive Officer, is not included in this table because during 2018 he was an employee of the Company and thus received no compensation for his services as a director. The compensation received by Mr. Stepan, Jr. as an employee of the Company is shown in the Summary Compensation Table.

(2)	Ms. Reed received a prorated portion of the annual fee for her service as Chair of the Compliance Committee corresponding to the portion of 2018 during which she served as Chair.
(3)	Reflects stock awards granted in April 2018. Each Non-Employee Director was awarded 1,157 shares.
(4)	Reflects six months of COBRA premiums, six months of Medicare supplement premiums, personal use of a Company-leased vehicle, and an annual credit card fee.

PROPOSAL NO. 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Act and Section 14A of the Exchange Act, the Company is including in this proxy statement a non-binding advisory vote regarding compensation of the Company’s NEOs. Each year, the Company asks for the stockholders to indicate their approval of the compensation paid to the Company’s NEOs. The compensation paid in 2018 is described in this proxy statement in the Compensation Discussion and Analysis as well as the compensation tables and related narratives. Those sections describe the Company’s NEO compensation programs and the rationale behind the decisions made by the Compensation and Development Committee.

This Say-on-Pay vote provides stockholders with the opportunity to express their views about the compensation paid to the Company’s NEOs as described in this proxy statement. A stockholder may vote “FOR” or “AGAINST” the resolution or may “ABSTAIN” from voting on the resolution. Approval of this proposal requires the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the annual meeting. The result of the Say-on-Pay vote will not be binding on the Company or the Board of Directors. However, the Board of Directors values the views of the Company’s stockholders and will review the voting results and take them into consideration when making future decisions regarding compensation of the Company’s NEOs. At the 2018 Annual Meeting of Stockholders, the Company’s executive compensation was approved by 97% of the votes cast at the meeting on the proposal. The Board of Directors and the Compensation and Development Committee considered these voting results when they made decisions regarding the compensation of the Company’s NEOs. Unless the Board of Directors modifies its determination on the frequency of future Say-on-Pay votes, the next such advisory vote will be held at the 2020 annual meeting of stockholders.

The Board of Directors believes that the Company’s executive compensation program is appropriately designed and is operating effectively to compensate the Company’s NEOs based on achievement of annual and long-term performance goals that are aligned with enhanced stockholder value. As described in the Compensation Discussion and Analysis, the Company’s objectives for its compensation program, including the compensation program for the NEOs, are as follows:

•	motivate employees to achieve and maintain a high level of performance, and drive results that will help the Company achieve its goals;
•	align the interests of our employees with the interests of our stockholders;
•	provide for market-competitive levels of compensation; and
•	attract and retain employees of outstanding ability.

In support of these objectives, the Compensation and Development Committee follows these guiding principles for setting and awarding NEO executive compensation:

•

Pay for Performance. The basic premise of the Company’s NEO compensation philosophy is to pay for performance. The Company’s intention is to foster a performance-driven culture with competitive total compensation as a key driver for executive employees. Compensation levels commensurate with Company performance align the interests of the Company’s NEOs with the interests of the Company’s stockholders. For 2018, incentive pay was directly connected to Company and individual performance. See both the “Short-Term Incentive Compensation” and the “Long-Term Incentive Compensation” sections in the Compensation Discussion and Analysis of this proxy statement for a discussion on the connection between Company performance and compensation levels for each incentive compensation component.

•

Competitive Compensation. Base salaries were surveyed and determined to be consistent with similar positions in similar industries. The Company believes that the level of 2018 executive compensation offered as part of its total reward components was necessary to attract and retain talented NEOs. See the “Compensation Peer Group and Survey Data” section in the Compensation Discussion and Analysis of this proxy statement for a description of the process used for comparing the Company’s compensation programs with those of the Company’s peers.

•

Equity-Based Compensation Aligns the Company with the Interests of Stockholders. The Compensation and Development Committee has designed the compensation for NEOs to depend on the achievement of objective performance goals that drive and are aligned with stockholder value. Information related to the amount of NEO compensation that is paid as stock options, SARs and performance shares is described in the “Long-Term Incentive Compensation” section in the Compensation Discussion and Analysis of this proxy statement.

•

Stock Ownership Policy. The Company maintains a stock ownership policy because it believes that ownership of Company stock by key executives is desirable in order to focus both short-term and long-term decision-making on the best interests of the Company and its stockholders. See the “Stock Ownership Policy” section in the Compensation Discussion and Analysis of this proxy statement for a more detailed description of this policy.

•

Hedging and Trading Restrictions. The Company has an Insider Trading Policy that prohibits officers, directors and employees from hedging the economic risk of their stock ownership and prohibits short-selling of the Company’s securities. In addition, the Insider Trading Policy prohibits executive officers, directors and covered employees from trading in the Company’s securities outside of trading window periods or without pre-clearance.

•

Reasonable and Limited Perquisites and Other Benefits. The limited amount of benefits and perquisites offered to the NEOs is common with companies in our industry and is reasonable in both nature and amount.

•

No Standing Severance/Change-in-Control Agreements. None of the NEOs have any arrangement that provides for severance payments. Additionally, none of the NEOs are entitled to payment of any benefits upon a change-in-control.

As summarized above, the compensation earned by the Company’s NEOs for 2018 was aligned with both the Company’s pay for performance philosophy and 2018 Company performance. For the reasons discussed above and elsewhere in this proxy statement, the Board of Directors recommends that the stockholders vote to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

PROPOSAL: The Board of Directors recommends that the stockholders vote FOR the approval of the above resolution relating to the compensation of the Company’s NEOs.

PROPOSAL NO. 3:  APPROVE AN AMENDMENT TO THE
STEPAN COMPANY 2011 INCENTIVE COMPENSATION PLAN

Background

The Board of Directors recommends that the stockholders approve the Second Amendment to the Stepan Company 2011 Incentive Compensation Plan (the “Amendment”), which was adopted by the Board of Directors on February 20, 2019, subject to stockholder approval. A copy of the Amendment is included as Appendix B and the following description is qualified in its entirety by reference to said Appendix B.

The Board of Directors believes that the Stepan Company 2011 Incentive Compensation Plan, as amended (the “Incentive Plan”) will continue to promote the long-term financial interests of the Company by attracting and retaining executive, managerial and key employees and directors of outstanding ability, by providing a competitive compensation program, and by furthering the identity of interests of participants with those of the Company’s stockholders.

As amended by the Amendment, the Incentive Plan is substantially the same as the Incentive Plan currently in effect, except for (i) the term of the Incentive Plan, (ii) the number of shares of Common Stock authorized for issuance under the Incentive Plan and (iii) certain changes due to the Tax Act and its impact on Section 162(m). Stockholders approved the Incentive Plan at the 2011 Annual Meeting of Stockholders and on February 21, 2018 the Board of Directors approved an amendment to the Incentive Plan that did not require stockholder approval.

The Compensation and Development Committee (the “Committee”) recommended, and the Board approved, the Amendment, subject to stockholder approval at the 2019 Annual Meeting. If this proposal is approved by stockholders, the Amendment will be effective as of the date of the Annual Meeting.

The Amendment

If the Amendment is not approved, the term of the Incentive Plan will expire on December 31, 2019. Approval of the Amendment in accordance with this proposal will extend the term of the Incentive Plan to the earliest of (a) the tenth anniversary of the effective date of the amendment, (b) the date of the 2029 Annual Meeting of Stockholders, or (c) the date on which the Incentive Plan is terminated.

Subject to adjustments described below, the Amendment will authorize the award of a total of 1,300,000 shares of the Company’s Common Stock for stock options, SARs, stock awards and performance grants (collectively referred to as “Awards”). As of March 8, 2019, there were 649,311 shares available to be issued under the Incentive Plan. The Amendment authorizes the award of an additional 650,689 shares, so that the total number of shares available for issuance under the Incentive Plan, as amended, will be 1,300,000. During calendar years 2012 through 2018, the Company granted Awards under the Incentive Plan covering an average of 280,113 shares of Common Stock per year.  The Committee expects that the 1,300,000 shares authorized for issuance under the Amendment will cover Awards under the Incentive Plan for approximately four years, from 2020 through 2023, at which time stockholders will be asked to authorize additional shares for issuance under the Incentive Plan.

Shares Available for Issuance

Shares of Common Stock issuable under the Incentive Plan may be either authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors, shares purchased in the market). If any Awards made under the Incentive Plan expire, terminate, or are canceled or settled in cash without the issuance of shares of Stock covered by the Award, those shares will be available for future awards under the Incentive Plan. Shares withheld for taxes, shares tendered to pay the purchase price of stock options, shares purchased by the Company in the open market and shares covered by a stock-settled SAR that were not issued upon the settlement of the Award will not be added to the shares available for issuance. Awards will not be transferable except by will or the laws of descent and distribution or as provided for by the Committee.

Administration

The authority to administer the Incentive Plan is vested in the Committee. None of the members of the Committee is eligible to receive Awards under the Incentive Plan except for Non-Employee Director Awards (described below). Subject to the terms of the Incentive Plan and except for Non-Employee Director Awards, the Committee has the authority to select employees to receive Awards, to determine the time and type of Awards, the number of shares covered by the Awards, and the terms and conditions of such Awards. In making such determinations, the Committee may take into account the employee’s contribution and potential contribution to the Company and any other factors the Committee considers relevant. The recipient of an Award has no choice whether the Award will be in the form of a stock option, SAR, stock award or performance grant. The Committee is authorized, in its sole discretion, to grant Awards as described more fully below. The Committee is authorized to establish rules and regulations and make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.

Participation

Participants in the Incentive Plan consist of Non-Employee Directors and such executive, managerial and key employees of the Company as the Committee may select from time to time. The Incentive Plan does not include set benefits or amounts, and no Awards have been made subject to stockholder approval; accordingly, it is not possible to determine the number of shares that may be subject to Awards or the dollar value of Awards that will be received by or allocated to any individual or group of individuals under the Incentive Plan, as amended. Although no determination has been made as to the number of employees, including officers, who will be eligible for Awards under the Incentive Plan, as amended, based on the Company’s experience with Incentive Plan, it is estimated that at least nine officers and 46 employees of the Company will be eligible to be considered for Awards under the Incentive Plan, as amended. All six Non-Employee Directors, including the nominees for director, are eligible for Awards under the Incentive Plan.

Awards to Employees

Stock Options. A stock option entitles the employee to purchase shares of Common Stock at a price and upon the terms established by the Committee at the time of the grant. Stock options may be granted to employees for a term of up to 10 years with an exercise price to be established by the Committee at not less than the fair market value of the Common Stock on the date of the grant or, if greater, par value. Without prior stockholder approval, the Committee is expressly prohibited from repricing a stock option if the exercise price of the new stock option would be less than the exercise price of the stock option under the existing Award surrendered for cancellation. As of the record date, March 8, 2019, the closing market price of the Company’s Common Stock was $89.47. Subject to an individual limit for each employee on stock options and SARs of 350,000 shares per year, the Incentive Plan authorizes the grant of both Non-Qualified Stock Options (“NQOs”) and Incentive Stock Options (“ISOs”) to employees, in the discretion of the Committee, provided that the aggregate value (determined at the time of the grant) of the Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. However, in no event will more than 750,000 ISOs be issued under the Incentive Plan. Stock options granted to employees under the Incentive Plan may be exercised at any time during the exercise period established by the Committee, except that no option may be exercised before the employee completes two continuous years of employment following the date of grant, or more than ten years after the date of grant, unless otherwise provided in the Award. No dividends or dividend equivalents may be paid on stock options. The Incentive Plan sets forth restrictions upon the exercise of stock options upon termination of employment by reason of death, disability, retirement or otherwise. The Committee may permit the exercise price of options to be paid in cash, in shares of Common Stock, or in any combination of cash and Common Stock. Reload options issued on the exercise of a stock option or otherwise are expressly prohibited.

Stock Appreciation Rights. SARs entitle the employee to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time the SAR is exercised and the exercise price specified by the Committee at the time the SAR is granted, which exercise price cannot be less than the fair market value on the date the SAR is granted. SARs may be granted in tandem with or independently of a stock option. SARs granted in tandem with a stock option are exercisable at the time and at the exercise price at which the related stock option is exercisable. SARs granted independently of a stock option are exercisable at the time and at the price established by the Committee. However, no SAR may be exercisable before the employee completes two continuous years of employment with the Company following the date of grant unless provided in the Award, or more than ten years after the date of grant. Exercise of a SAR granted in tandem with a stock option requires the surrender of the tandem stock option, and the exercise of a stock option requires the surrender of any tandem SAR. The Committee has discretion to determine whether the exercise of a SAR will be settled in cash, in Common Stock, or in a combination of cash and Common Stock. No dividends or dividend equivalents may be paid on SARs. The Incentive Plan sets forth restrictions upon the exercise of SARs upon termination of employment by reason of death, disability, retirement or otherwise.

Stock Awards. A stock award is a grant of shares of Common Stock to an employee, the earning, vesting or distribution of which is subject to certain conditions established by the Committee. Stock awards may provide for delivery of the shares of Common Stock at the time of grant or may provide for a deferred delivery date. A stock award may be made in conjunction with a cash-based incentive compensation program maintained by the Company and may be in lieu of cash otherwise awardable under such program. Dividend equivalents may be paid on stock awards. The Incentive Plan sets forth restrictions on the grant of stock awards upon termination of employment by reason of death, disability, retirement or otherwise.

Performance Grants. A performance grant is a right to receive cash or shares of Common Stock (or a combination thereof) based on the attainment of one or more performance goals established by the Committee measured over a given performance period. Each performance grant contains the performance goals for the award, including the threshold, target and maximum amounts payable, the length of the applicable performance period, whether the performance grant will be settled in cash or shares of Common Stock (or any combination thereof), and any other terms and conditions as are applicable to the performance grant. The terms of a performance grant may be set in an annual bonus plan or other similar document. The aggregate maximum cash amount payable under the Incentive Plan to any participant in any plan year in settlement of performance grants may not exceed $2 million. Subject to adjustments described below, the aggregate maximum number of shares of Common Stock that may be issued under the Incentive Plan to any participant in any plan year in settlement of performance grants may not exceed 250,000. Subject to adjustments described below, the total number of shares of Common Stock that can be issued as stock awards and performance grants may not exceed 450,000. The Incentive Plan sets forth restrictions on the award of performance grants upon termination of employment by reason of death, disability, retirement or otherwise.

Non-Employee Director Awards

The Incentive Plan provides that, as of the date of the annual meeting of the Company’s stockholders in each calendar year during the term of the Incentive Plan, each Non-Employee Director serving as a director of the Company on such date will automatically be awarded a stock award, with either delivery of shares of Common Stock at the time of the grant or, at the Non-Employee Director’s election, deferred receipt of such stock award, upon the terms and conditions as determined by the Committee in its sole discretion at the time the stock award is granted. Dividend equivalents are paid on deferred stock awards. In addition, the Committee may also make grants of stock options or additional stock awards to Non-Employee Directors at the times and in the amounts and subject to such other terms and conditions to be determined by the Committee in its sole discretion. The option price of each share of Common Stock under a stock option granted to a Non-Employee Director is equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The option price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the Non-Employee Director elects. No stock option granted to a Non-Employee Director may be exercised before the Non-Employee Director completes two continuous years of service as a Non-Employee Director following the date of the grant, or more than ten years after the date of the grant. The Incentive Plan sets forth restrictions upon the award of stock awards or the exercise of Stock Options by Non-Employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

The stock awards awarded to a Non-Employee Director under the Incentive Plan are in addition to the annual retainer fees that are payable to the Non-Employee Director by the Company in cash or deferred compensation. The Company from time to time reviews the adequacy and competitiveness of the amount of the annual retainer fee and stock awards and makes adjustments as it deems appropriate.

Adjustments

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the aggregate number of shares with respect to which Awards may be made under the Incentive Plan, any other share limits in the Incentive Plan, and the terms and the number of shares of any outstanding Award may be equitably adjusted by the Committee in its discretion.

In the event of a change in control (i.e., a consolidation, consummation of a merger, or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or persons acting as a group, a sale or transfer of substantially all of the Company’s assets or any similar transaction), the vesting of outstanding Awards will not automatically accelerate and the performance goals applicable to outstanding Awards will not automatically be deemed to have been achieved. The Committee has discretion to take any actions with respect to outstanding Awards that the Committee deems appropriate.

Amendment and Termination

The Board of Directors may amend or terminate the Incentive Plan at any time, provided that no amendment of the Incentive Plan may (i) increase the number of shares of Stock with respect to which Awards may be made (except as described above in “Adjustments”), (ii) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which Common Stock is listed, or (iii) alter or impair any Award previously granted under the Incentive Plan without the consent of the holder thereof. The Amendment provides that no Awards may be made under the Incentive Plan after the earliest to occur of (a) the tenth anniversary of the effective date of the amendment, (b) the date of the annual meeting of the Company’s stockholders in calendar year 2029, or (c) the date on which the Incentive Plan is terminated.

Federal Income Tax Consequences

Under present federal income tax laws, Awards granted under the Incentive Plan will have the following tax consequences:

The grant of an NQO, ISO or SAR will not result in taxable income to the employee at the time of the grant, and the Company will not be entitled to a deduction at that time.

An employee generally will realize taxable ordinary income, at the time of exercise of an NQO, in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.

The exercise of an ISO generally will not result in taxable income to the employee, nor will the Company be entitled to a deduction at that time. Generally, if the employee does not dispose of the Stock during the applicable holding period, then, upon disposition, any amount realized in excess of the exercise price will be taxed to the employee as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes. If the holding period requirements are not met, the employee will generally realize taxable ordinary income, and a corresponding deduction will be allowed to the Company, at the time of disposition, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. The exercise of an ISO and the disposition of Stock acquired pursuant thereto must be taken into account in computing the employee’s alternative minimum taxable income.

Upon exercise of a SAR, the amount of cash or the fair market value of Common Stock received will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction.

Upon grant of a stock award, the fair market value of the Common Stock received will be taxable to the employee as ordinary income when the stock award vests, and the Company will be entitled to a corresponding deduction.

Upon grant of a performance grant, at the time the restrictions lapse, the fair market value of the Common Stock received will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction at that time. Under current law and certain terms and conditions, however, an employee is allowed to elect to accelerate the taxable event at the time of grant to permit the employee to avoid taxation on the appreciation that arises between the transfer date and the date the restrictions lapse and to pay tax on that appreciation only if and when the employee disposes of the Common Stock.

All taxable income recognized by an employee under the Incentive Plan is subject to applicable tax withholding, which may be satisfied, under circumstances set forth in the Incentive Plan, through the surrender of shares of Common Stock that the employee already owns, or to which the employee is otherwise entitled under the Incentive Plan.

The Incentive Plan was designed to comply with the requirements of Code section 409A relating to nonqualified deferred compensation plans. The Incentive Plan was also designed so that Awards were deductible by the Company without regard to the deductibility limits of Section 162(m). However, the Tax Act amended certain aspects of Section 162(m), including eliminating the exception for “qualified performance-based compensation,” effective for tax years beginning after December 31, 2017. The Tax Act provides for a grandfather provision, pursuant to which remuneration that is provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date, will not be subject to the amendments made to Section 162(m) by the Tax Act. To the extent available, the Company intends to continue to treat “qualified performance-based compensation” awarded under the Incentive Plan that is grandfathered under the Tax Act as deductible compensation.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018, about the Company’s securities that may be issued under the Company’s existing equity compensation plans, all of which have been approved by the stockholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	729,539 (1)	$66.15	665,374
Equity compensation plans not approved by security holders	—	—	—
Total	729,539	$66.15	665,374

(1)Includes unvested stock awards as awarded by the Committee.

Required Vote for Approval

Approval of this proposal requires the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the annual meeting.

PROPOSAL: The Board of Directors recommends that the stockholders vote FOR the approval of the Second Amendment to the Stepan Company 2011 Incentive Compensation Plan.

AUDIT COMMITTEE REPORT

In 2018, the Company’s Audit Committee was comprised of the following Non-Employee Directors:  Mr. Boyce, Mr. Dearth, Dr. Delgado, Mr. Lawton, Ms. Reed and Mr. Wehmer.  During 2018, Mr. Wehmer served as Chair of the Audit Committee.

The Audit Committee has:

(a)

reviewed and discussed with management and Deloitte, the independent registered public accounting firm appointed by the Board of Directors, the Company’s audited financial statements as of and for the year ended December 31, 2018;

(b)

discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

(c)

received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Company’s audited financial statements as of and for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

AUDIT COMMITTEE

Michael R. Boyce
Randall S. Dearth
Joaquin Delgado
Gregory E. Lawton
Jan Stern Reed
Edward J. Wehmer

The information contained in the Audit Committee Report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL NO. 4: RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP

The Audit Committee has selected Deloitte as the independent registered public accounting firm for the Company for 2019. Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for 2019 is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of Deloitte for stockholder ratification as a matter of good corporate governance practice. The Audit Committee will take the results of the stockholder vote regarding Deloitte’s appointment into consideration in future deliberations. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the 2019 Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

PROPOSAL: Upon the recommendation of the Audit Committee, the Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte as the independent registered public accounting firm for the Company and its subsidiaries for fiscal year 2019.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended December 31, 2018, and December 31, 2017, and fees billed for other services rendered by Deloitte during those periods:

	2018	2017

Audit Fees (a)	$1,707,400	$1,444,900
Audit-Related Fees (b)	13,300	$131,000
Tax Fees (c)	$538,900	$404,100
All Other Fees (d)	$2,700	$2,700
Total	$2,262,300	$1,982,700

(a)

Audit services consist of the audit of the Company’s annual consolidated financial statements, the review of the Company’s quarterly consolidated financial statements, the audit of internal controls over financial reporting as required by the Sarbanes‑Oxley Act of 2002, and foreign statutory audits.

(b)

Audit-Related Fees consist of fees paid to Deloitte by one of the Company’s employee benefit plans in connection with an audit of the plan.  Such fees amounted to $16,900 in 2017 and $13,300 in 2018.  Audit-Related Fees in 2017 also consisted of accounting and tax due diligence services in connection with acquisition activities.

(c)	Tax Fees for 2017 and 2018 consist of tax advisory services, due diligence support, assistance with tax return filings in certain foreign jurisdictions, and preparation of expatriate tax returns.
(d)	All Other Fees consist of an annual subscription fee for an online accounting research tool licensed from Deloitte in 2017 and 2018.

Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring the pre-approval of all audit, audit-related, and permissible non-audit services provided by the independent registered public accounting firm. The policy provides guidance as to the specific services that the independent registered public accounting firm may perform for the Company. The policy requires that a description of the services expected to be performed by the independent registered public accounting firm, together with an estimate of fees, be provided to the Audit Committee for approval on an annual basis. The scope of these services is carefully considered by the Audit Committee to ensure such services are consistent with applicable rules on auditor independence.

Any requests for audit, audit-related, and non-audit services not previously authorized must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the policy delegates to the Chair or another designated member of the Audit Committee the authority to grant specific pre‑approval between meetings provided that the Chair or designated member reports any pre-approval decision to the Audit Committee at its next regularly scheduled meeting.

All of the services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, if any, were approved by the Audit Committee in accordance with its pre-approval requirements.

2020 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 2020 Annual Meeting of Stockholders, in accordance with SEC Rule 14a-8, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 30, 2019.

A stockholder that intends to nominate a candidate for election as a director or to present business at the 2020 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s By-laws. Among other things, a stockholder must give written notice containing the information required by the Company’s By-laws, which must be received by the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, because the 2019 Annual Meeting of Stockholders is scheduled for April 30, 2019, the Company’s Secretary must receive the requisite notice and information for a nomination of a candidate for director or a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than January 31, 2020.

In the event the 2020 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary date of the 2019 Annual Meeting of Stockholders, then the foregoing notices required by the Company’s By-laws, to be timely, must be received not later than the close of business on the tenth day following the date on which notice of the 2020 Annual Meeting of Stockholders is first given to stockholders or public disclosure of such meeting is made, whichever first occurs.

COMMUNICATIONS FOR ALL INTERESTED PARTIES

All interested parties may communicate directly with the Board of Directors, Non-Employee Directors, the Lead Independent Director or specified directors of the Company by submitting all communications in writing to the Chair of the Nominating and Corporate Governance Committee, c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The Secretary delivers all correspondence to the Chair of the Nominating and Corporate Governance Committee without first screening the correspondence.

ANNUAL REPORT TO STOCKHOLDERS

The Company has filed an Annual Report on Form 10-K for the year ended December 31, 2018 with the SEC. Stockholders may obtain, free of charge, a copy of the 2018 Annual Report on Form 10-K by writing to Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. Copies of exhibits will be provided upon request and payment of a nominal fee equal to the Company’s expense in furnishing such exhibits.  The Company’s 2018 Annual Report on Form 10-K is also available at http://www.edocumentview.com/SCL.

By order of the Board of Directors,

BRIAN BICHKOFF
Interim Secretary

Northfield, Illinois
March 29, 2019

Appendix A

Explanations of GAAP and Non-GAAP Financial Measures

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance and provide better clarity on the impact of non-operational items. Internally, the Company uses certain non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. In addition, the Compensation and Development Committee of the Company’s Board of Directors uses certain non-GAAP measures as targets under the Company’s short-term and long-term incentive compensation programs. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Reconciliation of Non-GAAP Adjusted Net Income

The following table reconciles the Company’s “as reported” results to “adjusted” results used for incentive plan evaluation purposes. The cumulative tax effect of the adjustment items was calculated using the statutory tax rates for the jurisdictions in which the transaction occurred.

	Twelve Months Ended December 31,
(In millions)	2018	2017

Net Income Attributable to the Company as Reported	$112.8	$91.6
Deferred Compensation Expense (Income)	(1.1)	(0.1)
Business Restructuring and Asset Impairments	2.6	3.1
Cumulative Tax Effect on Above Adjustment Items	(0.5)	(0.8)
Tax Reform Impact	—	14.9
Adjusted Net Income	$113.8	$108.7

Definition of Non-GAAP Corporate Net Income

To calculate the 2018 Corporate Net Income incentive compensation performance metric, the Company made adjustments to Adjusted Net Income (calculated as described above) to add back or subtract certain non-recurring or non-operational items.  The Company (1) subtracted income associated with the re-measured fair value of the liabilities related to cash-settled SARs granted before 2015; (2) added back charges associated with the restructuring of certain of the Company’s facilities; (3) subtracted income from the Ecatepec, Mexico facility acquired in 2018; and (4) added back the transaction costs of the Ecatepec, Mexico acquisition (collectively, the “Corporate Net Income Adjustments”).

Definition of Non-GAAP Return on Invested Capital

To calculate the 2018 Return on Invested Capital incentive compensation performance metric, the Company divided net operating profit after taxes (“NOPAT”) by invested capital. The Company calculated NOPAT by adding the Corporate Net Income Adjustments to pre-tax income and subtracting the effect of income taxes. The Company calculated invested capital by adding the 12‑month average trade accounts receivable balance to the 12-month average FIFO inventory balance and subtracting the 12‑month average trade accounts payable balance plus the January 1, 2018 net property, plant and equipment and other non-current assets balance.

A-1

Appendix B

SECOND AMENDMENT

to the

STEPAN COMPANY 2011 INCENTIVE COMPENSATION PLAN

Section 5.9 of the Stepan Company 2011 Incentive Compensation Plan (the “Plan”) provides that the Plan may be amended at any time by action of the Board of Directors of Stepan Company (the “Company”), subject to the requirement that any such amendment much be approved by the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any national securities exchange or national securities association on which shares of the Company’s stock may be traded. In accordance with the authority granted to the Company Board of Directors pursuant to Section 5.9 of the Plan and the approval provided by the Board of Directors of the Company, but subject to the approval of the Company’s stockholders, the Plan is hereby amended as follows effective as of April 30, 2019:

1.Clause (vi) of Section 1.3 of the Plan is amended to read as follows:

“(vi) to delegate to an executive officer any portion of its authority under the Plan to make Awards, subject to any conditions that that the Committee may establish, as well as any limitations imposed by law, agreement or the rules of any national securities exchange or national securities association on which the shares of Stock (as defined below) may be traded,”

2.Section 1.4 of the Plan is amended to read as follows:

“1.4Shares Subject to the Plan. Subject to subsection 1.5, the number shares of common stock of the Company (“Stock”) available for issuance under the Plan as of April 30, 2019, shall be 650,689 plus (a) the number of shares of Stock remaining available for issuance under the Plan immediately prior to April 30, 2019, and (b) any shares of Stock that underlie an Award granted prior to April 30, 2019 that expire unexercised, terminate, are surrendered, canceled, settled in cash in lieu of Stock or in such manner that all or some of the shares subject to the Award are not issued to the applicable Participant. Such shares shall be either authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors of the Company, shares purchased in the market) of Stock. If any Awards under the Plan or portion thereof shall expire unexercised, terminate, be surrendered, canceled, settled in cash in lieu of Stock or in such manner that all or some of the shares subject to the Award are not issued to the Participant, such shares shall (unless the Plan shall have terminated) become available for additional Awards under the Plan. Shares withheld for taxes pursuant to subsection 5.1, shares tendered to pay the purchase price of Stock Options and Stock Appreciation Rights pursuant to subsections 3.2 and 4.2, and shares purchased by the Company in the market shall not be added to the shares available for issuance. The Plan does not permit liberal share counting for Stock Appreciation Rights. All shares of Stock covered by a Stock Appreciation Right shall be counted towards the shares available for issuance.”

3.Section 1.6 of the Plan is deleted in its entirety.

4.Section 3.6(c) of the Plan is hereby deleted and shall instead read “[Intentionally omitted.]”.

5.Section 3.6(d) of the Plan is amended to read as follows:

“(d)No more than 250,000 shares of Stock may be granted as Stock Awards to any one individual during any one calendar year period (sometimes referred to hereinafter as “Plan Year”).”

6.Section 3.7 of the Plan is amended to read as follows:

“3.7Performance Grants. The Committee may, in its sole discretion, award Performance Grants under the Plan. A Performance Grant is a right to receive cash or shares of Stock (or a combination thereof) based on the attainment of one or more performance goals (“Performance Goals”) established by the Committee measured over a given performance period, which is no less than three years. Each Performance Grant shall contain the Performance Goals for the award, including the applicable performance criteria approved by the Committee for such Performance Grant, the threshold, target and maximum amounts payable, the length of the applicable performance period, whether the Performance Grant will be settled in cash or shares of Stock (or any combination thereof), and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual bonus plan or other similar document. In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.”

7.Section 3.8(a) of the Plan is amended to read as follows:

“(a)Performance Goals: The Committee shall establish the Performance Goals for Performance Grants.  The Committee shall determine the extent to which any performance criteria shall be used and weighted in determining the extent to which a Performance Grant will become vested and/or payable. The Committee may vary the performance criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant, and Plan Year to Plan Year.”

8.The first sentence of Section 3.8(b) of the Plan is amended to read as follows:

“The Committee shall establish for each Performance Grant the amount of cash or shares of Stock payable at specified levels of performance, based on the Performance Goal for each applicable performance criteria.”

9.The first sentence of Section 3.8(c) of the Plan is amended to read as follows:

“The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of the applicable performance criteria to the Performance Goal as established in the Performance Grant.”

10.Section 3.6(f) of the Plan is deleted in its entirety.

11.Section 5.8 of the Plan is amended to read as follows:

“5.8Term of the Plan. The Plan was adopted by the Board of Directors on March 18, 2011 and was effective as of the Effective Date. The Plan was amended effective on January 1, 2018 by the Board of Directors in a manner that did not require approval of the Company's stockholders. The Plan was further amended on February 20, 2019 by the Board of Directors in a manner that required approval of the Company’s stockholders and such amendment was approved by the Company’s stockholders on April 30, 2019 (the “Amended Effective Date”). The terms of the Plan as in effect immediately prior to the Amended Effective Date shall apply to Awards granted prior to the Amended Effective Date. No Awards shall be granted under the Plan after the earliest to occur of (a) the tenth anniversary of the Amended Effective Date, (b) the date of the annual meeting of the Company’s stockholders in calendar year 2029, or (c) the date on which the Plan is terminated pursuant to subsection 5.9.”

[Signature Page Follows]

IN WITNESS WHEREOF, subject to obtaining the approval of the Company’s stockholders, the changes made by this Second Amendment shall be effective as of April 30, 2019, shall only apply to Awards (as defined the Plan) made pursuant to the Plan on or after such date, and shall be void and of no further force or effect if this Second Amendment is not approved by the Company’s stockholders by April 30, 2019.

STEPAN COMPANY

By: ______________________________

Title: _____________________________

Date: _____________________________

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be
received by 1:00 a.m., (ET),
on April 30, 2019.
Online
Go to www.envisionreports.com/SCL
or scan the QR code – login details are
located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X	Sign up for electronic delivery at www.envisionreports.com/SCL

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A		Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain
	01 – Michael R. Boyce	☐	☐	☐	02 – Edward J. Wehmer	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	Approve an amendment to the Stepan Company 2011 Incentive Compensation Plan.	☐	☐	☐

4.	Ratify the appointment of Deloitte & Touche LLP as Stepan Company’s independent registered public accounting firm for 2019.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

2019 Annual Meeting of Stepan Company Stockholders

April 30, 2019, 9:00 a.m. CT

Stepan Company Administrative and Research Center

Edens Expressway and Winnetka Road, Northfield, Illinois

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at:  www.envisionreports.com/SCL

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Stepan Company

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 30, 2019

Brian Bichkoff or Luis Rojo, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stepan Company to be held on April 30, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are made, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.